COUNTRYWIDE HOME LOANS, INC., as Seller

and

DB STRUCTURED PRODUCTS, INC., as Purchaser

AMENDED AND RESTATED MASTER MORTGAGE LOAN PURCHASE AND
SERVICING AGREEMENT

dated as of May 1, 2004, as amended and restated to and including August 1, 2005

Conventional Residential Mortgage Loans (SERVICING RETAINED)

Section 3.01 Representations and Warranties Respecting Countrywide..............................18 Section 3.02 Representations and Warranties Regarding Individual Mortgage Loans. 19 Section 3.03 Remedies for Breach of Representations and Warranties................................28 Section 3.04 Reserved...........................................................................................................30 Section 3.05 Representations and Warranties Respecting the Purchaser. ............................30 Section 3.06 Indemnification by the Purchaser. ...................................................................31

Section 4.09 Payment of Taxes, Insurance and Other Charges; Maintenance of PMI

Section 8.07 Assignment of Mortgage Loans by the Purchaser; Whole Loan

AMENDED AND RESTATED MASTER MORTGAGE LOAN PURCHASE AND
SERVICING AGREEMENT

This Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement is made and entered into as of May 1, 2004, as amended and restated to and including August 1, 2005 (“Agreement”), between Countrywide Home Loans, Inc., having an address at 4500 Park Granada, Calabasas, California 91302 (“Countrywide”), and DB Structured Products, Inc., having an address at 60 Wall Street, New York, New York 10005 (“Purchaser”).

R E C I T A L S

The Purchaser and Countrywide entered into that certain Master Non-conforming Mortgage Loan Purchase and Servicing Agreement, dated as of May 1, 2004 (the “Original Agreement”);

The Purchaser and Countrywide desire to enter into this Agreement in order to amend and restate the Original Agreement in its entirety;

The Purchaser has agreed to purchase from Countrywide and Countrywide has agreed to sell from time to time to the Purchaser all of Countrywide’s right, title and interest, excluding servicing rights, in and to those certain mortgage loans identified in a Purchase Confirmation (as defined below) executed by Countrywide and the Purchaser.  This Agreement is intended to set forth the terms and conditions by which Countrywide shall transfer and the Purchaser shall acquire such mortgage loans.

In consideration of the promises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Countrywide and the Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

Unless the context requires otherwise, all capitalized terms used herein shall have the meanings assigned to such terms in this Article I unless defined elsewhere herein.  Any capitalized term used or defined in a Purchase Confirmation that conflicts with the corresponding definition set forth herein shall supersede such term.

Adjustable Rate Mortgage Loan:  Any Mortgage Loan in which the related Mortgage Note contains a provision whereby the Mortgage Interest Rate is adjusted from time to time in accordance with the terms of such Mortgage Note.

Agency: Either Fannie Mae or Freddie Mac or for both Fannie Mae and Freddie Mac, the “Agencies.”

Agreement:  This Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, including all exhibits and supplements hereto, and all amendments hereof.

Appraised Value: The value of the related Mortgaged Property as set forth in an appraisal made by a qualified appraiser who meets the minimum requisite qualifications of the Agency for appraisers in connection with the origination of a Mortgage Loan or the sale price of the related Mortgaged Property if the proceeds of such Mortgage Loan were used to purchase such Mortgaged Property, whichever is less, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

Bailee Letter:  The bailee letter in the form attached hereto as Exhibit C.

Balloon Mortgage Loan: Any Mortgage Loan wherein the Mortgage Note matures prior to full amortization and requires a final and accelerated payment of principal.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in either the State of California or the State of Texas are authorized or obligated by law or executive order to be closed.

Cash Liquidation:  Recovery of all cash proceeds by Countrywide with respect to the termination of any defaulted Mortgage Loan other than a Mortgage Loan which became an REO Property, including all PMI Proceeds, Other Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and other payments or recoveries whether made at one time or over a period of time which Countrywide deems to be finally recoverable, in connection with the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

Cash-Out Refinancing: A Refinanced Mortgage Loan the proceeds of which were in excess of the principal balance of any existing first mortgage on the related Mortgaged Property and related closing costs, and were used to pay any such existing first mortgage, related closing costs and subordinate mortgages on the related Mortgaged Property in an amount greater than the lesser of two percent (2%) of the principal amount of the Refinanced Mortgage Loan or two thousand dollars ($2,000).

Closing: The consummation of the sale and purchase of each Mortgage Loan Package.

Closing Date: The date on which the purchase and sale of the Mortgage Loans constituting a Mortgage Loan Package is consummated, as set forth in the Trade Confirmation or Purchase Confirmation.

Closing Documents:  With respect to (A) the initial Closing Date, (i) this Agreement, in four counterparts; (ii) a Custodial Account Letter Agreement in the form attached as Exhibit F hereto; (iii) an Escrow Account Letter Agreement in the form attached as Exhibit G hereto; (iv) an Officer’s Certificate, in the form of Exhibit H hereto, including all attachments thereto; and (v) an Opinion of Counsel to Countrywide (who may be an employee of Countrywide), in the form of Exhibit I hereto; and (B) the initial Closing Date and each Closing Date thereafter, (i) the related Trade Confirmation; (ii) the related Mortgage Loan Schedule; (iii) a Custodian’s trust receipt and initial certification, in a form reasonably acceptable to the Purchaser; (iv) a Security Release Certification, in the form of Exhibit J hereto, executed by any Person, as requested by the Purchaser, if any of the Mortgage Loans are subject to any security interest, pledge or hypothecation for the benefit of such Person, as of the related Closing Date;

(v) a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by Countrywide by merger or acquired or originated by Countrywide while conducting business under a name other than its present name, if applicable; (vi) a Purchase Confirmation in the form of Exhibit B hereto; (vii) an Officer’s Certificate, in the form of Exhibit H hereto, including all attachments thereto, upon the reasonable request of the Purchaser or in the event of any material changes related to Countrywide or the certification provided thereby; provided, however, in no event shall Countrywide be required to deliver such Officer’s Certificate more frequently than once every six (6) months; (viii) Opinion of Counsel to Countrywide (who may be an employee of Countrywide), in the form of Exhibit I hereto, upon the reasonable request of Purchaser and with reasonable notice prior to such Closing Date; provided, however, in no event shall Countrywide be required to deliver such Opinion of Counsel more frequently than once every six (6) months; and (ix) Countrywide’s underwriting guidelines related to the origination of the Mortgage Loans purchased and sold on the related Closing Date.

Collateral Documents:  The collateral documents pertaining to each Mortgage Loan as set forth in Exhibit A hereto.

Collateral File: With respect to each Mortgage Loan, a file containing each of the Collateral Documents.

Combined Loan-to-Value Ratio:  As of any date and as to any Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the Stated Principal Balance (or the original principal balance, if so indicated) of such Mortgage Loan and (ii) the Stated Principal Balance (or the original principal balance, if so indicated) as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Mortgage Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value of the related Mortgaged Property.

Condemnation Proceeds:  All awards or settlements in respect of a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation.

Convertible Mortgage Loan:  Any Adjustable Rate Mortgage Loan that contains a provision whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed-rate mortgage loan in accordance with the terms of the related Mortgage Note.

Countrywide: Countrywide Home Loans, Inc., or any successor or assign to Countrywide under this Agreement as provided herein.

Credit Score: The credit score of the related Mortgagor at the time of origination of the related Mortgage Loan. If more than one credit score is obtained at the time of origination, the credit score shall be as delineated by the relevant Underwriting Guidelines.

Credit File:  The file retained by Countrywide that includes the mortgage loan documents pertaining to a Mortgage Loan including copies of the Collateral Documents together with the credit documentation relating to the origination of such Mortgage Loan, which Credit File may be maintained by Countrywide on microfilm or any other comparable medium.

Custodial Account:  The account or accounts created and maintained pursuant to Section 4.04, each of which shall be an Eligible Account.

Custodian: Wells Fargo Bank, National Association, its successor in interest or assign, or such other custodian that may be designated by the Purchaser from time to time.

Cut-off Date:  The first day of the month in which the related Closing Date occurs or such other date as may be set forth in the related Trade Confirmation or Purchase Confirmation.

Cut-off Date Balance: The aggregate scheduled unpaid principal balance of the Mortgage Loans in a Mortgage Loan Package as of the Cut-off Date, after application of (i) scheduled payments of principal due on such Mortgage Loans on or before such Cut-off Date, whether or not collected, and (ii) any Principal Prepayments received from the Mortgagor prior to the date on which the Mortgage Loan Schedule is prepared.

Deleted Mortgage Loan:  A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

Determination Date:  The fifteenth (15th) calendar day of the month related to the Remittance Date, or if such fifteenth (15th) day is not a Business Day, the Business Day immediately preceding such date.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

Eligible Account:  An account or accounts (i) maintained with a depository institution the short term debt obligations of which are rated by a nationally recognized statistical rating agency in one of its two (2) highest rating categories at the time of any deposit therein, (ii) the deposits of which are insured up to the maximum permitted by the FDIC, or (iii) maintained with an institution and in a manner acceptable to an Agency.

Escrow Account: The separate trust account or accounts created and maintained pursuant to Section 4.06, each of which shall be an Eligible Account.

Escrow Payments:  The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to any Mortgage Loan.

Event of Default: Any one of the conditions or circumstances enumerated in Section 7.01.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Fannie Mae: The Federal National Mortgage Association or any successor organization.

Fidelity Bond: A fidelity bond to be maintained by Countrywide pursuant to Section 4.12.

Final Recovery Determination:  With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property repurchased by Countrywide pursuant to this Agreement), a determination made by Countrywide that all Other Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which Countrywide, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. Countrywide shall maintain records, prepared by a servicing officer, of each Final Recovery Determination.

Fixed Rate Mortgage Loan: Any Mortgage Loan wherein the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

Freddie Mac:  The Federal Home Loan Mortgage Corporation or any successor organization.

Funding Deadline: With respect to each Closing Date, five o'clock (5:00) p.m. New York time.

Gross Margin:  With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note, which amount is added to the index in accordance with the terms of the related Mortgage Note to determine on each Interest Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

HUD: The Department of Housing and Urban Development or any federal agency or official thereof which may from time to time succeed to the functions thereof.

Interest Adjustment Date:  With respect to an Adjustable Rate Mortgage Loan, the date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the Stated Principal Balance (or the original principal balance, if so indicated) of such Mortgage Loan as of the date of determination to the Appraised Value of the related Mortgaged Property.

Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds, Other Insurance Proceeds, proceeds of any REO Disposition or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

Lifetime Rate Cap:  With respect to each Adjustable Rate Mortgage Loan, the absolute maximum Mortgage Interest Rate payable, above which the Mortgage Interest Rate shall not be adjusted, as set forth in the related Mortgage Note and Mortgage Loan Schedule.

Liquidation Proceeds: Amounts, other than PMI Proceeds, Condemnation Proceeds and Other Insurance Proceeds, received by Countrywide in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 4.13.

LPMI Fee: The portion of the Mortgage Interest Rate relating to an LPMI Loan, which is set forth on the related Mortgage Loan Schedule, to be retained by Countrywide to pay the premium due on the PMI Policy with respect to such LPMI Loan.

LPMI Loan: Any Mortgage Loan with respect to which Countrywide is responsible for paying the premium due on the related PMI Policy with the proceeds generated by the LPMI Fee relating to such Mortgage Loan, as set forth on the related Mortgage Loan Schedule.

LPMI Policy: A policy of mortgage guaranty insurance issued by a Qualified Insurer in which the owner or servicer of the Mortgage Loan is responsible for the premiums associated with such mortgage insurance policy.

MERS: Mortgage Electronic Registration Systems, Inc. or any successor or assign thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

MERS System:  The electronic system of recording transfers of mortgages maintained by MERS.

Missing Credit Documents:  As defined in Section 2.04 hereof.

Monthly Advance: The advances made or required to be made by Countrywide on any Remittance Date pursuant to Section 5.03.

Monthly Payment:  The scheduled monthly payment of principal and interest on a Mortgage Loan.

Moody’s: Moody’s Investors Service, Inc. or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit K hereto.

Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan and, with respect to an Adjustable Rate Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note.

Mortgage Loan:  Any mortgage loan that is sold pursuant to this Agreement, as evidenced by such mortgage loan’s inclusion on the related Mortgage Loan Schedule, which mortgage loan includes the Mortgage File, Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds (if applicable), Other Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding the servicing rights relating thereto. Unless the context requires otherwise, any reference to the Mortgage Loans in this Agreement shall refer to the Mortgage Loans constituting a Mortgage Loan Package.

Mortgage Loan Package:  The Mortgage Loans sold to the Purchaser pursuant to a Purchase Confirmation.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the interest rate payable to the Purchaser on each Remittance Date which shall equal the Mortgage Interest Rate less the Servicing Fee and the LPMI Fee, if applicable.

Mortgage Loan Schedule:  With respect to each Mortgage Loan Package, the schedule of Mortgage Loans included therein and made a part of the related Purchase Confirmation and delivered in electronic form, setting forth the following information with respect to each Mortgage Loan in the Mortgage Loan Package:  (1) Countrywide’s Mortgage Loan identifying number; (2) the Mortgagor’s first and last name; (3) the street address of the Mortgaged Property including the state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied; (5) the type of Residential Dwelling constituting the Mortgaged Property; (6) the original months to maturity; (7) the original date of the Mortgage Loan and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule; (8) the Loan-to-Value Ratio at origination; (9) the Mortgage Interest Rate in effect immediately following the Cut-off Date; (10) the date on which the first Monthly Payment was due on the Mortgage Loan; (11) the stated maturity date; (12) the amount of the Monthly Payment at origination; (13) the amount of the Monthly Payment as of the Cut-off Date;

(14) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance; (15) the original principal amount of the Mortgage Loan; (16) the Stated Principal Balance of the Mortgage Loan on the Cut-off Date; (17) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date; (18) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin; (19) a code indicating the purpose of the loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing); (20) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Interest Rate under the terms of the Mortgage Note; (21) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Interest Rate under the terms of the Mortgage Note; (22) the Mortgage Interest Rate at origination; (23) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap;

(24) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the related Cut-off Date; (25) with respect to each Adjustable Rate Mortgage Loan, the

Index; (26) the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (27) a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan; (28) a code indicating the documentation style (i.e., full, alternative or reduced);

(29) a code indicating if the Mortgage Loan is subject to a PMI Policy or LPMI Policy; and if so, the provider of such insurance, the coverage percentage of such insurance and the fee payable to the provider in respect of such insurance; (30) the Appraised Value of the Mortgaged Property;

(31) the sale price of the Mortgaged Property, if applicable; (32) a code indicating whether the Mortgage Loan is subject to a Prepayment Charge and the term of such Prepayment Charge; (33) the product type (e.g., 2/28, 15 year fixed, 30 year fixed, 15/30 balloon, etc.); (34) a code indicating the Credit Score of the Mortgagor at the time of origination of the Mortgage Loan;

(35) with respect to each Mortgage Loan originated more than six (6) months prior to the related Closing Date, the Mortgage Loan’s payment history; (36) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan and, if so, the corresponding MIN; (37) a code indicating if the Mortgage Loan is an interest-only Mortgage Loan and, if so, the term of the interest-only period of such Mortgage Loan; (38) with respect to each Adjustable Rate Mortgage Loan, a code indicating the frequency of adjustment of the related Mortgage Interest Rate; and

(39) the number of units in the related Mortgaged Property.  With respect to the Mortgage Loan Package in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date:  (i) the number of Mortgage Loans; (ii) the current principal balance of the Mortgage Loans; (iii) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (iv) the weighted average maturity of the Mortgage Loans.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

Mortgagor: The obligor on a Mortgage Note.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given.

Other Insurance Proceeds:  Proceeds of any title policy, hazard policy, pool policy or other insurance policy covering a Mortgage Loan, other than the PMI Policy, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that Countrywide would follow in servicing mortgage loans held for its own account.

Pass-Through Transfer:  The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

Payment Adjustment Date:  As to each Mortgage Loan, the date on which an adjustment to the Monthly Payment on a Mortgage Note becomes effective.

Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect, equal to the rate set forth on the Mortgage Loan Schedule per adjustment.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

PMI Policy:  A policy of private mortgage guaranty insurance relating to a Mortgage Loan and issued by a Qualified Insurer.

PMI Proceeds: Proceeds of any PMI Policy.

Preliminary Mortgage Loan Package:  The mortgage loans identified or described in a Trade Confirmation, which, subject to the Purchaser’s due diligence as contemplated in Section 2.01, are intended to be sold under this Agreement as a Mortgage Loan Package.

Preliminary Mortgage Loans:  The mortgage loans constituting a Preliminary Mortgage Loan Package.

Prepayment Charge: With respect to any Mortgage Loan, any prepayment penalty or premium thereon payable in connection with a principal prepayment on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

Prepayment Interest Shortfall Amount:  With respect to any Remittance Date and Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Principal Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such calendar month, the amount of interest (at the Mortgage Loan Remittance Rate) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, excluding any Prepayment Charge or premium thereon (unless the Purchase Confirmation provides otherwise), which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period:  As to any Remittance Date, the second (2nd) calendar day month preceding the month of distribution to the first calendar day of the month of distribution.

Purchase Confirmation:  A letter agreement, substantially in the form of Exhibit B hereto, executed by Countrywide and the Purchaser in connection with the purchase and sale of each Mortgage Loan Package, which sets forth the terms relating thereto including a description of the related Mortgage Loans (including the Mortgage Loan Schedule), the Purchase Proceeds for such Mortgage Loans, the Closing Date and the Servicing Fee Rate.

Purchase Price Percentage:  The purchase price percentage set forth in the related Trade Confirmation.

Purchase Proceeds:  The amount paid on the related Closing Date by the Purchaser to Countrywide in exchange for the Mortgage Loan Package purchased on such Closing Date as set forth in the applicable Purchase Confirmation.

Purchaser:  The Person identified as the “Purchaser” in the preamble to this Agreement or its successor in interest or any successor or assign to the Purchaser under this Agreement as herein provided.  Any reference to the “Purchaser” as used herein shall be deemed to include any designee of the Purchaser, so long as such designation was made in accordance with the limitations set forth in Section 8.07.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, which insurer is approved in such capacity by an Agency.

Qualified Substitute Mortgage Loan:  A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an unpaid principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the unpaid principal balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a Net Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Net Mortgage Interest Rate of the Deleted Mortgage Loan; (iv) have a remaining term to maturity not greater than, and not less than, the maturity date of the Deleted Mortgage Loan; , (v) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (vi) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (vii) be covered under a Primary Insurance Policy if such Qualified Substitute Mortgage Loan has a Loan-to-Value Ratio in excess of 80% and the Deleted Mortgage Loan was covered under a Primary Insurance Policy, (viii) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 3.02 hereof; (ix) shall be the same type of Mortgage Loan (i.e., a Convertible Mortgage Loan or a Fixed Rate Mortgage Loan).  In the event that one or more Mortgage Loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates and shall be satisfied as to each such Qualified Substitute Mortgage Loan, the terms described in clause (iv) shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (vi) hereof shall be satisfied as to each such Qualified Substitute Mortgage Loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (viii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.  In addition, the substitution of a Mortgage Loan pursuant to the previous sentence shall be subject to the Purchaser’s approval in its sole discretion.

Rate/Term Refinancing:  A Refinanced Mortgage Loan, the proceeds of which are not in excess of the existing first mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively to satisfy the then existing first mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

Reconstitution Agreements: The agreement or agreements entered into by Countrywide and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Pass-Through Transfer as provided in Section 8.07.

Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Pass-Through Transfer pursuant to Section 8.07 hereof.  The Reconstitution Date shall be such date which the Purchaser shall designate. On such date, the Mortgage Loans transferred shall cease to be covered by this Agreement and Countrywide’s servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

Refinanced Mortgage Loan:  A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

Remittance Date:  The eighteenth (18th) day of any month, beginning with the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following.

REO Disposition:  The final sale by Countrywide of any REO Property or the transfer of the management of such REO Property to the Purchaser as set forth in Section 4.13.

REO Property: A Mortgaged Property acquired by Countrywide on behalf of the Purchaser as described in Section 4.13.

Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of the Mortgage Loan so repurchased, plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the last date through which interest has been paid and distributed to the Purchaser to the date of repurchase, less amounts received or advanced in respect of such repurchased Mortgage Loan which such amounts are being held in the Custodial Account for distribution in the month of repurchase.

Residential Dwelling: Any one of the following:  (i) a one-family dwelling, (ii) a two- to four family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, or (iv) a one-family dwelling in a planned unit development, none of which is manufactured housing, a co-operative, a commercial property an agricultural property or a mixed use property.

Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by Countrywide of its servicing obligations, including the cost of (i) the preservation, restoration and protection of the Mortgaged Property,

(ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, and (iv) compliance with the obligations under this Agreement including, without limitation, Sections 4.03 and 4.09.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to Countrywide, which shall, for a period of one full month, be equal to one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed.  The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by Countrywide, or as otherwise provided herein.  Subject to the foregoing, and with respect to each Mortgage Loan, Countrywide shall be entitled to receive its Servicing Fee through the disposition of any related REO Property and the Servicing Fee payable with respect to any REO Property shall be based on the Stated Principal Balance of the related Mortgage Loan at the time of foreclosure.

Servicing Fee Rate: With respect to any Mortgage Loan, the rate per annum set forth in the applicable Trade Confirmation or Purchase Confirmation.

Servicing File: With respect to each Mortgage Loan, the file retained by Countrywide or the servicer for the purposes of servicing the Mortgage Loan.

Servicing LP: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors and assigns, in its capacity as servicer hereunder.

Servicing Officer: Any officer of Countrywide involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by Countrywide to Purchaser upon request, as such list may from time to time be amended.

S&P: Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., or its successor in interest.

Stated Principal Balance: With respect to each Mortgage Loan as of any date of determination: (i) the unpaid principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus

(ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Tax Service Contract: A transferable contract maintained for the Mortgaged Property with a tax service provider for the purpose of obtaining current information from local taxing authorities relating to such Mortgaged Property.

Trade Confirmation:  A letter agreement substantially in the form of Exhibit D hereto executed by Countrywide and the Purchaser prior to the applicable Closing Date confirming the terms of a prospective purchase and sale of a Mortgage Loan Package.

Transaction Documents:  With respect to any Mortgage Loan, the related Trade Confirmation, the related Purchase Confirmation and this Agreement.

Updated LTV:  With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the date of determination divided by the value of the related Mortgaged Property as determined by a recent appraisal of the Mortgaged Property.

Whole Loan Transfer: A sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Pass-Through Transfer, retaining Countrywide as “servicer” thereunder.

ARTICLE II.
PRE-CLOSING AND CLOSING PROCEDURES

Section 2.01 Due Diligence by the Purchaser.

(a) Review of Credit File. Prior to the Closing Date, Countrywide shall make available to the Purchaser the Credit File for each Preliminary Mortgage Loan in the related Preliminary Mortgage Loan Package.  The Purchaser shall have the right to review the Credit File for each such Preliminary Mortgage Loan, at Countrywide’s offices or such other location agreed upon by the Purchaser and Countrywide, for the purpose of determining whether each Preliminary Mortgage Loan conforms in all material respects to the applicable terms contained in the Transaction Documents and Countrywide’s applicable underwriting guidelines then in effect, which determination shall be made in the Purchaser’s reasonable and good faith discretion. In the event that the Purchaser rejects any Preliminary Mortgage Loan based on such review, Countrywide shall have the right, in its sole discretion, to substitute replacement Preliminary Mortgage Loans satisfying the requirements set forth above, and the Purchaser shall have the right to review any such replacement Preliminary Mortgage Loan(s) in the manner contemplated above. The Purchaser shall use its reasonable best efforts to conduct its due diligence, and to convey the results thereof to Countrywide, within the time and in the manner necessary to permit Countrywide to rebut or cure any Preliminary Mortgage Loan or to substitute replacement Preliminary Mortgage Loans as permitted herein.  The Purchaser may, at its option and without notice to Countrywide, purchase all or part of any Mortgage Loan Package without conducting any partial or complete examination.  The fact that the Purchaser has conducted or has determined not to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s (or any of its successors’) rights to demand repurchase or other relief or remedy provided for in this Agreement.

(b) Rejection of Preliminary Mortgage Loans.  The Purchaser shall be under no obligation to accept anything less than strict compliance with the terms of this Agreement and the Transaction Documents and shall not be required to accept delivery of a non-complying Mortgage Loan Package.  In the event that either (i) the Purchaser elects to accept noncomplying Mortgage Loans, or (ii) the Purchaser rejects more than ten percent (10%) of the Mortgage Loans during due diligence, or (iii) any material change in Countrywide’s financial condition prior to the related Closing Date which prohibits or materially and adversely affects Countrywide’s performance of its obligations under this Agreement, the Purchaser and Countrywide shall adjust the Purchase Price Percentage with respect to all the Mortgage Loans to be purchased by the Purchaser on the Closing Date to a percentage of par agreed to by Countrywide and the Purchaser. In addition, in the event that the Purchaser and Countrywide cannot agree on a mutually acceptable revised Purchase Price Percentage, or the Purchaser in its sole discretion determines based on its due diligence as described herein not to purchase the Mortgage Loans, the Purchaser shall have no obligation to purchase the Mortgage Loans and shall not be liable for any damages to Countrywide and Countrywide shall have no obligation to sell the Mortgage Loans to the Purchaser and shall not be liable for any damages to the Purchaser.

Section 2.02 Identification of Mortgage Loan Package.

At least three (3) Business Days prior to the Closing Date, the Purchaser shall identify those Preliminary Mortgage Loans that the Purchaser intends to be included in the Mortgage Loan Package.  Countrywide shall, on or before the close of the next Business Day after the Purchaser’s identification of the Mortgage Loans, deliver the Mortgage Loan Schedule for such Mortgage Loan Package to be purchased on a particular Closing Date to the Purchaser or as otherwise set forth in the related Trade Confirmation.

Section 2.03 Post-Closing Due Diligence.

In the event that the Purchaser fails to complete its due diligence, as contemplated in Section 2.01, with respect to any Preliminary Mortgage Loan, the Purchaser and Countrywide may nonetheless mutually agree to the purchase and sale of such Mortgage Loan as contemplated hereunder, and upon such mutual agreement, if the Purchaser provides notice to Countrywide of such Mortgage Loan and such Mortgage Loan is identified as such in the Purchase Confirmation (as used therein, the “Pending Mortgage Loans”), the Purchaser shall have the right to review the related Credit File for such Mortgage Loan within thirty (30) days after the Closing Date and, based on such review and within such thirty (30) day period, request that Countrywide repurchase any Pending Mortgage Loan that the Purchaser reasonably and in good faith contends does not conform in all material respects to the applicable terms of the Transaction Documents. Countrywide shall have ten (10) Business Days from the date of its receipt of such request to either (a) repurchase such Mortgage Loan at the purchase price for such Mortgage Loan (as calculated under the related Transaction Documents, as applicable) plus accrued and unpaid interest, or (b) provide evidence reasonably satisfactory to the Purchaser that such Mortgage Loan does in fact conform to the terms of the Transaction Documents, as applicable.  In the event that Countrywide must repurchase any Mortgage Loan in accordance with this Section

2.03 or pursuant to any other applicable term contained in the Transaction Documents, Countrywide may, at its option, substitute replacement Mortgage Loans conforming in all material respects to the applicable terms contained in the related Transaction Documents to the reasonable satisfaction of the Purchaser.  The rights and remedies set forth in this Section 2.03 are in addition to those set forth in Section 3.03.  In the event a Mortgage Loan is prepaid in full prior to the related Closing Date, Countrywide shall repurchase such Mortgage Loan at the purchase price for such Mortgage Loan, or, at the sole discretion of Countrywide, in lieu of repurchase, Countrywide shall reimburse the Purchaser an amount equal to the Purchase Price Percentage set forth in the related Trade Confirmation times the Stated Principal Balance of such Mortgage Loan.

Section 2.04 Credit Document Deficiencies Identified During Due Diligence.

If, with respect to a Mortgage Loan Package, the related Purchase Confirmation identifies any Mortgage Loan for which the related Credit File is missing material documentation (as used therein, the “Missing Credit Documents”), Countrywide shall deliver each such Missing Credit Document to the Purchaser within thirty (30) days following the related Closing Date.  In the event of a default by a Mortgagor or any material impairment of the Mortgaged Property, in either case directly arising from a breach of Countrywide’s obligation to deliver the Missing Credit Document within the time specified above, Countrywide shall repurchase such Mortgage Loan at the Repurchase Price.

Section 2.05 Delivery of Collateral Files.

(a) Bailee Letter. Countrywide shall, at least five (5) Business Days prior to the related Closing Date, deliver, in escrow, to the Custodian the Collateral File for each Mortgage Loan in the Mortgage Loan Package and shall execute the Bailee Letter, substantially in the form attached hereto as Exhibit C. Countrywide shall pay all costs and expenses related to the transfer of the Collateral Files and the Mortgage Files to the Custodian; provided, however, the Purchaser shall be solely responsible for the fees and expenses of the Custodian.

(b) Missing Collateral Documents.  In the event that any of the original Collateral Documents set forth in clauses (3) through (9) of Exhibit A hereto are not delivered to the Custodian on or before the Closing Date (each, a “Missing Collateral Document”), then Countrywide shall have (i) with respect to any Missing Collateral Document sent for recording or if such Missing Collateral Document is a mortgagee title policy, one hundred eighty (180) days from the related Closing Date, or (ii) with respect to all other Missing Collateral Documents, ninety (90) days from the Closing Date, to deliver to the Purchaser such Missing Collateral Documents; provided, however, that with respect to any Mortgage Loan, if either the Mortgage Note or the Assignment of Mortgage is missing, the Purchaser shall have no obligation to purchase such Mortgage Loan.. Notwithstanding the foregoing, Countrywide shall not be deemed to be in breach of this Agreement if its failure to deliver to the Purchaser any Missing Collateral Document within the time specified above is due solely to (i) the failure of the applicable recorder’s office to return a Missing Collateral Document that was sent for recording or (ii) the failure of the title insurer to issue and deliver the original mortgagee title policy, except where such refusal to issue the policy is based on a claim that the title insurer is under no obligation to issue such policy. If Countrywide’s failure to deliver the Missing Collateral Documents is due to (i) or (ii) of the previous sentence, then Countrywide shall promptly provide the Purchaser with an officer’s certificate setting forth the reasons for failure of such delivery and when such documents are expected to be delivered.

(c) Other Documents.  Countrywide shall forward to the Purchaser in a timely manner any original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement upon execution and, if applicable, recordation thereof.

Section 2.06 Purchase Confirmation.

Upon confirmation with the Purchaser of a Mortgage Loan Package, Countrywide shall prepare and deliver to the Purchaser for execution the related Purchase Confirmation, executed by an authorized signatory of Countrywide.

Section 2.07 Closing.

The Closing of each Mortgage Loan Package shall take place on the related Closing Date and shall be subject to the satisfaction of each of the following conditions, unless otherwise waived by the prejudiced party(ies):

(a) All of the representations and warranties of Countrywide under this Agreement shall be true and correct in all material respects as of the Closing Date and no event shall have occurred that, with notice or the passage of time, would constitute a default under this Agreement;

(b) All of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the Closing Date and no event shall have occurred that, with notice or the passage of time, would constitute a default under this Agreement;

(c) Both parties shall have executed the related Purchase Confirmation;

(d) The Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all Closing Documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof, provided, however, the Purchaser shall receive the Custodian’s related trust receipt any applicable Security Release Certification, in the form of Exhibit J, on the Business Day preceding the related Closing Date;

(e) Countrywide shall have delivered, in escrow, to the Custodian all documents required pursuant to this Agreement and the Bailee Letter required to be delivered pursuant to this Agreement; and

(f) All other terms and conditions of this Agreement shall have been complied with.

The Servicing File retained by Countrywide with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in Countrywide’s computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser.

Section 2.08 Payment of the Purchase Proceeds.

Subject to the conditions set forth in Section 2.07, and in consideration for the Mortgage Loan Package to be purchased by the Purchaser on the related Closing Date, the Purchaser shall pay to Countrywide on such Closing Date the Purchase Proceeds by wire transfer of immediately available funds to the account designated by Countrywide on or before the Funding Deadline.

Section 2.09 Entitlement to Payments on the Mortgage Loans.

With respect to any Mortgage Loan purchased hereunder, the Purchaser shall be entitled to (a) all scheduled principal due after the related Cut-off Date; (b) all other recoveries of principal collected after the related Cut-off Date, except for (i) recoveries of principal collected after the Cut-off Date and prior to the Closing Date that are reflected in the Mortgage Loan Schedule, and (ii) all scheduled payments of principal due on or before the related Cut-off Date; and (c) all payments of interest on such Mortgage Loan net of interest at the Servicing Fee Rate and the LPMI Fee, if applicable (minus that portion of any such payment that is allocable to the period prior to the related Cut-off Date).

Section 2.10 Payment of Costs and Expenses.

The Purchaser and Countrywide shall each bear its own costs and expenses in connection with the purchase and sale of the Mortgage Loans including any commissions due its sales personnel, the legal fees and expenses of its attorneys and any due diligence expenses. Without limiting the generality of the foregoing, any costs and expenses incurred in connection with recording the initial Assignment of Mortgage shall be paid by Countrywide and any costs and expenses incurred in connection with the recording of any subsequent assignment shall be paid for by the Purchaser.

Section 2.11 MERS Mortgage Loans and the MERS System.

(a) Notwithstanding anything contained in this Agreement to the contrary, with respect to any MERS Mortgage Loan sold to the Purchaser by Countrywide pursuant to this Agreement, Countrywide shall cause the registration of such MERS Mortgage Loan to be changed on the MERS System to reflect the Purchaser as the beneficial owner of such MERS Mortgage Loan.  The foregoing obligation of Countrywide shall be in lieu of Countrywide delivering to the Purchaser an Assignment of Mortgage for such MERS Mortgage Loan.  With respect to the Mortgage and intervening assignments related to any MERS Mortgage Loan, Countrywide shall, in accordance with Section 2.05, provide the Purchaser with the original Mortgage with evidence of registration with MERS and, as applicable, the originals of all intervening assignments of the Mortgage with evidence of recording thereon prior to the registration of the Mortgage Loan with the MERS System.

(b) In connection with the MERS System, Countrywide is hereby authorized and empowered, in its own name, to register, or change the registration of any MERS Mortgage Loan to effectuate such registration.  Further, Countrywide is authorized to cause the removal of any MERS Mortgage Loan from such registration, and to execute and deliver on behalf of itself and the Purchaser, any and all instruments of assignment and comparable instruments with respect to any registration and/or removal of such MERS Mortgage Loan on or from the MERS System.

Section 2.12 Corporate Due Diligence.

The Purchaser shall have the opportunity to conduct a corporate due diligence of Countrywide, including but not limited to, on-site review of Countrywide's facilities and discussions with Countrywide's management; provided, however, the Purchaser and Countrywide shall mutually agree upon a date for any such corporate due diligence. The Purchaser may conduct such review prior to or following the Initial Closing Date.  In addition and subject to the provisions of this Section 2.12, the Purchaser may perform additional reviews as the Purchaser, in its reasonable discretion, deems necessary.  The Purchaser shall be responsible for any costs or expenses incurred in connection with this Section 2.12.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.01 Representations and Warranties Respecting Countrywide.

Countrywide represents, warrants and covenants to the Purchaser that, as of each Closing Date:

(a) Organization and Standing. Countrywide is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified and licensed to transact business in and is in good standing under the laws of each state where each Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement;

(b) Due Authority. Countrywide has the full power and authority to (i) perform and enter into and consummate all transactions contemplated by this Agreement and (ii) to sell and service each Mortgage Loan;

(c) No Conflict.  Neither the acquisition or origination of the Mortgage Loans by Countrywide, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Countrywide’s certificate of incorporation or by-laws or result in a material breach of any legal restriction or any material agreement or instrument to which Countrywide is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which Countrywide or its property is subject;

(d) Approved Seller. Countrywide is an approved seller/servicer for each Agency in good standing and is a mortgagee approved by the Secretary of HUD.  No event has occurred, including a change in insurance coverage, which would make Countrywide unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements;

(e) No Pending Litigation. There is no action, suit, proceeding, investigation or litigation pending or, to Countrywide’s knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to Countrywide would materially and adversely affect the sale of the Mortgage Loans to the Purchaser, the ability of Countrywide to service the Mortgage Loans hereunder in accordance with the terms hereof, or Countrywide’s ability to perform its obligations under this Agreement;

(f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Countrywide, of or compliance by Countrywide with, this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date;

(g) Ordinary Course Transaction.  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Countrywide, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by Countrywide pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions;

(h) No Untrue Statement.  Neither this Agreement nor any written statement, report or other document prepared and furnished or to be prepared and furnished by Countrywide pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact;

(i) Fair Consideration. The consideration received by Countrywide upon the sale of the Mortgage Loans constitutes fair consideration and reasonably equivalent value for such Mortgage Loans; and

(j) Solvency. Countrywide is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby.  Countrywide is not transferring any Mortgage Loan with any intent to hinder, delay or defraud any of its creditors; and

(k) MERS. Countrywide is a member of MERS in good standing, and is in compliance in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans.

Section 3.02 Representations and Warranties Regarding Individual Mortgage Loans.

With respect to each Mortgage Loan (unless otherwise specified below), Countrywide represents and warrants to the Purchaser as of the related Closing Date that:

(a) Mortgage Loan Schedule. The information contained in the Mortgage Loan Schedule is complete, true and correct in all material respects;

(b) No Delinquencies or Advances. All payments required to be made on or prior to the related Cut-off Date (subject to any grace period allowed to the Mortgagor under the related Mortgage Note) for such Mortgage Loan under the terms of the Mortgage Note have been made; Countrywide has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no more than one delinquency of more than thirty (30) days and not more than fifty-nine (59) days in any payment by the Mortgagor thereunder during the last twelve (12) months;

(c) Taxes, Assessments, Insurance Premiums and Other Charges.  There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

(d) No Modifications. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments that have been or will be recorded, if necessary to protect the interests of the Purchaser, and that have been or will be delivered to the Purchaser, all in accordance with this Agreement.  The substance of any such waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, to the extent required by the related policy and its terms are reflected on the Mortgage Loan Schedule.  No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Collateral File and the terms of which are reflected in the Mortgage Loan Schedule if executed prior to the Closing Date;

(e) No Defenses. The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(f) Hazard and Flood Insurance. All buildings upon the Mortgaged Property are insured by an insurer acceptable to an Agency against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, and such insurer is licensed to do business in the state where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming Countrywide, its successors and assigns as mortgagee, and all premiums thereon have been paid.  If, upon the origination of the Mortgage Loan, the Mortgaged Property was, or was subsequently deemed to be, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy that meets the requirements of the current guidelines of the Federal Insurance Administration (or any successor thereto) and conforms to the requirements of an Agency is in effect. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s expense and, upon the failure of the Mortgagor to do so, the holder of the Mortgage is authorized to maintain such insurance at the Mortgagor’s expense and to seek reimbursement therefor from the Mortgagor;

(g) Compliance with Applicable Law.  Each Mortgage Loan at the time of origination complied in all material respects with applicable federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, all predatory and abusive lending laws, and disclosure laws applicable to the Mortgage Loan;

(h) No Release of Mortgage. The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(i) Enforceability of Mortgage Documents.  The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws;

(j) Valid First Lien.  Each related Mortgage is a valid, subsisting and enforceable first lien on the related Mortgaged Property, including all improvements on the Mortgaged Property. Except as otherwise set forth on the related Mortgage Loan Schedule, the Mortgaged Property was not, as of the date of origination of the related Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.  The lien of the Mortgage is subject only to:

(i) the lien of current real property taxes and assessments not yet due and payable;

(ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and that do not adversely affect the Appraised Value (as evidenced by an appraisal referred to in such definition) of the Mortgaged Property set forth in such appraisal; and

(iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

(k) Disbursements of Proceeds.  The proceeds of the Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(l) Sole Owner. Countrywide is the sole owner and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and Countrywide has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest not specifically set forth in the related Mortgage Loan Schedule and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the terms of this Agreement;

(m) Title Insurance.  Each Mortgage Loan with an original principal balance greater than $100,000 is covered by an American Land Title Association (“ALTA”) lender’s title insurance policy, or a California equivalent, acceptable to an Agency, issued by a title insurer acceptable to an Agency and qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring (subject to the exceptions contained in Section 3.02(j)(i),

(ii) and (iii) above) Countrywide, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein.  Countrywide is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including Countrywide, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(n) No Default. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and Countrywide has not waived any default, breach, violation or event of acceleration;

(o) No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(p) Origination and Collection Practices.  The origination and collection practices used by Countrywide with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business. The Mortgage Loan has been serviced by Countrywide and any predecessor servicer in accordance with the terms of the Mortgage Note.  With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, Countrywide and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  No escrow deposits or Escrow Payments or other charges or payments due Countrywide have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by Countrywide for any work on a Mortgaged Property which has not been completed.  With respect to Adjustable Rate Mortgage Loans, all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

(q) No Condemnation or Damage.  The Mortgaged Property is free of material damage and waste and there is no proceeding pending, or to the best of Countrywide’s knowledge, threatened for the total or partial condemnation thereof;

(r) Customary and Enforceable Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby including (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure.  The Mortgaged Property is not subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws.  There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.  The Mortgagor has not notified Countrywide and Countrywide has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

(s) Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage;

(t) Appraisal. Unless the Mortgage Loan was underwritten pursuant to one of Countrywide’s streamline documentation programs, the Mortgage File contains an appraisal of the related Mortgaged Property which satisfied the standards of an Agency and was made and signed prior to the approval of the Mortgage Loan application by a qualified appraiser who meets the minimum requisite qualifications of an Agency for appraisers, duly appointed by the originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of an Agency.  Each appraisal of the Mortgage Loan was made in accordance with the relevant, applicable provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

(u) Trustee for Deed of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(v) Private Mortgage Insurance.  Each Mortgage Loan with an LTV at origination in excess of eighty percent (80%) is and will be subject to a PMI Policy, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the related Mortgaged Property. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such PMI Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith.  The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium;

(w) Lawfully Occupied. At origination, the Mortgaged Property was lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same including certificates of occupancy, have been made or obtained from the appropriate authorities.  At origination, no improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation;

(x) Assignment of Mortgage. Except for the absence of recording information, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(y) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(z) Form of Mortgage Note and Mortgage.  The Mortgage Note and Mortgage are on forms acceptable to an Agency;

(aa) Georgia Fair Lending Act. There is no Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003 which is secured by property located in the State of Georgia;

(bb) Mortgaged Property. The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and is improved by a Residential Dwelling;

(cc) [Reserved];

(dd) No HOEPA or “High Cost” Loans.  No Mortgage Loan is (a) subject to, covered by or in violation of the provisions of the Homeownership and Equity Protection Act of 1994, as amended, (b) a “high cost”, “covered”, “abusive”, “predatory”, “home loan”, “Oklahoma Section 10” or “high risk” mortgage loan (or a similarly designated loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) under any federal, state or local law or any other statute or regulation providing assignee liability to holders of such mortgage loans;

(ee) Legal Capacity. At origination, all parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a “natural person,” as that term is defined by Fannie Mae;

(ff) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be licensed in such state. All parties which have had any interest in the Mortgage Loan were in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located or were not required to be licensed in such state;

(gg) Improvements.  All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

(hh) Origination. The Mortgage Loan was originated by Countrywide or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

(ii) Payment Terms; Interest Rate Adjustments.  Payments on the Mortgage Loans shall commence or commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, (A) in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, (B) in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate and (C) in the case of a Balloon Mortgage Loan, are based on a fifteen

(15) or thirty (30) year amortization schedule, as set forth in the related Mortgage Note, and a final monthly payment substantially greater than the preceding monthly payment which is sufficient to amortize the remaining principal balance of the Balloon Mortgage Loan and to pay interest at the related Mortgage Interest Rate. No Balloon Loan has an original stated maturity of less than seven (7) years. With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed the period specified on the Mortgage Note and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan. The Index for each Adjustable Rate Mortgage Loan is as defined in the related Mortgage Note;

(jj) Underwriting.  At origination, the Mortgage Loan was underwritten in accordance with the applicable underwriting standards of Countrywide in effect at that time;

(kk) No Buydown Provisions; No Graduated Payments. No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by Countrywide, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision.  The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(ll) Disclosure Materials. The Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans;

(mm) Construction or Rehabilitation of Mortgaged Property.  No Mortgage Loan was made in connection with (1) the construction or rehabilitation of a Mortgaged Property or

(2) facilitating the trade-in or exchange of a Mortgaged Property;

(nn) Acceptable Investment.  Countrywide has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially adversely affect the value of the Mortgage Loan;

(oo) No Fraud. No fraud, error, omission, misrepresentation, or similar occurrence with respect to a Mortgage Loan has taken place on the part of Countrywide or, to the best of Countrywide’s knowledge, the Mortgagor, the appraiser, any builder, or any developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(pp) Condominium.  If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of the related Underwriting Guidelines;

(qq) Texas Article XVI. Any Mortgage Loan which was originated in the State of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution complied with any and all applicable requirements of Section 50(a)(6), Article XVI of the Texas Constitution which were in effect at the time of the origination of such Mortgage Loan.  With respect to each Texas Refinance Loan that is a Cash Out Refinancing, the documents and disclosures related to the origination of such Mortgage Loan state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a Prepayment Charge;

(rr) Interest Calculation. Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve (12) thirty-day months;

(ss) No Violation of Environmental Laws.  To the best of Countrywide’s knowledge after reasonable inquiry and investigation, there is no pending action or proceeding directly involving any Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue;

(tt) No Convertible Mortgage Loan. No Mortgage Loan is a Convertible Mortgage Loan;

(uu) No Adverse Selection. No selection procedures were used by Countrywide that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in Countrywide’s portfolio;

(vv) Qualified Mortgage. Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G2(a)(1);

(ww) Maturity. No Mortgage Loan had an original term to maturity of more than thirty (30) years;

(xx) Due-On Sale. Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

(yy) Single Premium Credit Life Insurance. No Mortgagor was required to purchase any credit life, disability, accident or health insurance product or debt cancellation agreement as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single premium credit life, disability, accident or health insurance policy in connection with or as a condition to the origination of the Mortgage Loan;

(zz) [Reserved];

(aaa) Prepayment Charge.  As of the origination date of each Mortgage Loan subject to a Prepayment Charge, the related Mortgage and Mortgage Note authorize such Prepayment Charge and such Prepayment Charge is enforceable in accordance with the terms of the related Mortgage and Mortgage Note (except to the extent such enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure), such Prepayment Charge complied with all applicable federal, state, and local laws, and no Mortgage Loan provides for the payment of a Prepayment Charge beyond a five-year term following the origination of such Mortgage Loan;

(bbb) Credit Information.  Countrywide has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis;

(ccc) Anti-Money Laundering Laws. At origination, Countrywide complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); Countrywide conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the Mortgaged Property, and maintains sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is listed as a “blocked person” for purposes of the OFAC Regulations;

(ddd) New Jersey Manufactured Housing Loan.  No Mortgage Loan is a “manufactured housing loan” pursuant to the NJ Act;

(eee) Tax Service Contract. Each Mortgage Loan is covered by a “life of loan” tax service contract which is assignable to the Purchaser or its designee;

(fff) Flood Zone Service Contract. Each Mortgage Loan is covered by a “life of loan” flood zone service contract which is assignable to the Purchaser or its designee;

(ggg) Predatory Lending Regulations.  No predatory, abusive, or deceptive lending practices, including, but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a Mortgagor which has no tangible net benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan;

(hhh) Non-conforming Balance.  Except as set forth in the related Trade Confirmation, with respect to each non-conforming Mortgage Loan, at the time of origination of such Mortgage Loan, the original principal balance of the Mortgage Loan was in excess of both Agencies’ limits set forth in the related Agency guidelines;

(iii) Mortgagor. No Mortgagor is an obligor on more than four (4) Mortgage Loans in one Mortgage Loan Package;

(jjj) MERS Mortgage Loan.  With respect to each MERS Mortgage Loan, Countrywide has not received any notice of legal action with respect to such MERS Mortgage Loan, and to the best of Countrywide’s knowledge, no such notices have been electronically posted by MERS. With respect to each MERS Mortgage Loan, a MIN has been assigned by MERS;

(kkk) [Reserved];

(lll) Illinois Mortgage Loan. With respect to any Mortgage Loan for which a mortgage loan application was submitted by the Mortgagor after April 1, 2004, no such Mortgage Loan secured by a Mortgage Property located in the State of Illinois is in violation of the provisions of the Illinois Interest Act, including Section 4.1a which provides that no such Mortgage Loan with a Mortgage Interest Rate in excess of 8.0% per annum has lender-imposed fees (or other charges) in excess of 3.0% of the original principal balance of the Mortgage Loan;

(mmm)No Leasehold Estates.  No Mortgage Loan is secured in whole or in part by the interest of the Mortgagor as a lessee under a ground lease of the related Mortgaged Property;

(nnn) No Massachusetts Refinanced Mortgage Loans.  No Mortgage Loan originated on or after November 7, 2004 is secured by a Mortgaged Property located in the State of Massachusetts is a Refinanced Mortgage Loan;

(ooo) [Reserved];

(ppp) [Reserved]; and

(qqq) Arbitration. With respect to each Mortgage Loan with a principal balance at origination which conforms with the related Agency guidelines, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

Section 3.03 Remedies for Breach of Representations and Warranties.

(a) Notice of Breach. The representations and warranties set forth in Sections

3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Collateral Documents or Credit File.  Upon discovery by either Countrywide or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of one or more of the related Mortgage Loans, the party discovering such breach shall give prompt written notice to the other.

(b) Cure or Repurchase. Within ninety (90) days of the earlier of either discovery by or notice to Countrywide of a breach of a representation or warranty that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, Countrywide shall use its best efforts to cure such breach in all material respects, and, if such breach cannot be cured, Countrywide shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.01 and such breach cannot be cured within ninety (90) days of the earlier of either discovery by or notice to Countrywide of such breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by Countrywide at the Repurchase Price.

(c) Substitution or Repurchase.  If the breach shall involve a representation or warranty set forth in Section 3.02, Countrywide may or at the request of the Purchaser, Countrywide shall, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans; provided, however, that such Qualified Substitute Mortgage Loan is available, and provided that such substitution shall be effected no later than ninety (90) days after notice to Countrywide of a breach. If Countrywide has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.  At the time of repurchase or substitution, the Purchaser and Countrywide shall arrange for the reassignment of such Mortgage Loan and release of the related Collateral File to Countrywide and the delivery to Countrywide of any documents held by the Purchaser or its designee relating to such Mortgage Loan. In the event Countrywide determines to substitute a Qualified Substitute Mortgage Loan for a repurchased Mortgage Loan, Countrywide shall, simultaneously with such reassignment, give written notice to the Purchaser that substitution has taken place and identify the Qualified Substitute Mortgage Loan(s).  In connection with any such substitution, Countrywide shall be deemed to have made as to such Qualified Substitute Mortgage Loan(s) the representations and warranties except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution.  Countrywide shall effect such substitution by delivering to the Purchaser the Collateral Documents for such Qualified Substitute Mortgage Loan(s). Countrywide shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan(s) in the month following the date of such substitution.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by Countrywide.  For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any substituted Mortgage Loan in the month of substitution, and Countrywide shall thereafter be entitled to retain all amounts subsequently received by Countrywide in respect of such substituted Mortgage Loan.

For any month in which Countrywide substitutes a Qualified Substitute Mortgage Loan for a repurchased Mortgage Loan, Countrywide shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all substituted Mortgage Loans (after application of scheduled principal payments due in the month of substitution).  The amount of such shortfall shall be distributed by Countrywide in the month of substitution pursuant to Section 5.01.  Accordingly, on the date of such substitution, Countrywide shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

(d) Sole Remedy.  In addition to such cure, repurchase and substitution obligation, Countrywide shall indemnify the Purchaser and hold it harmless against any direct losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, or defense based on or resulting from, a breach of Countrywide’s representations and warranties contained in this Section 3. It is understood and agreed that the obligations of Countrywide set forth in this Section 3.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

(e) Accrual of Cause of Action. Any cause of action against Countrywide relating to or arising out of the breach of any representations and warranties made in Sections

3.01 or 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by Countrywide to the Purchaser, (ii) failure by Countrywide to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon Countrywide by the Purchaser for compliance with the relevant provisions of this Agreement.

Section 3.04 Reserved.

Section 3.05 Representations and Warranties Respecting the Purchaser.

The Purchaser represents, warrants and covenants to Countrywide that, as of each Closing Date:

(a) Organization and Standing. The Purchaser is a Delaware corporation with full corporate power and authority to conduct its business as presently conducted by it to the extent material to the consummation of the transactions contemplated herein.  This Agreement has been duly authorized, executed and delivered by the Purchaser.  The Purchaser had the full corporate power and authority to own the Mortgage Loans and has the full corporate power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of this Agreement.  The Purchaser is in good standing under the laws of the jurisdiction in which it is organized;

(b) Due Authority. The Purchaser has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this

Agreement, assuming due authorization, execution and delivery by Countrywide, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or by general principles of equity;

(c) No Conflict. The execution, delivery and performance of this Agreement and the acquisition of the Mortgage Loans by the Purchaser (x) does not conflict with and will not conflict with, does not breach and will not result in a breach of and does not constitute and will not constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under (A) any terms or provisions of the Purchaser’s organizational documents , (B) any term or provision of any material agreement, contract, instrument, or indenture to which the Purchaser is a party or by which the Purchaser or its property is bound, or

(C) any law, rule, regulation, order, judgment, writ, injunction, or decree of any court or any federal, state, municipal or governmental authority having jurisdiction over the Purchaser or any of its property and (y) does not create or impose and will not result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

(d) No Pending Litigation. There is no action, suit, proceeding, investigation or litigation pending or, to the Purchaser’s knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to the Purchaser would adversely affect the purchase of the Mortgage Loans by the Purchaser hereunder, or the Purchaser’s ability to perform its obligations under this Agreement, or would result in a material adverse change in the financial condition of the Purchaser; and

(e) No Consent Required. No consent, approval, authorization or order of, registration or filing with, or notice on behalf of the Purchaser to any court or governmental agency or body is required, under federal laws or the laws of the State of Delaware, for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

(f) No Violation. The Purchaser is not in violation of, and the execution and delivery of this Agreement and the acquisition of Mortgage Loans by the Purchaser and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Purchaser or its assets, which violation may have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or may have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

Section 3.06 Indemnification by the Purchaser.

The Purchaser shall indemnify Countrywide and hold it harmless against any direct losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, or defense based on or resulting from, a breach of the Purchaser’s representations and warranties contained in Section 3.05 above.

ARTICLE IV.
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01 Countrywide to Act as Servicer.

Countrywide, as independent contract servicer, shall service and administer Mortgage Loans sold pursuant to this Agreement in accordance with the terms of this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things, in connection with such servicing and administration, that Countrywide may deem necessary or desirable and consistent with the terms of this Agreement. In servicing and administering the Mortgage Loans, Countrywide shall employ procedures in accordance with the customary and usual standards of practice of prudent mortgage servicers.

In accordance with the terms of this Agreement, Countrywide may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in Countrywide’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that Countrywide shall not permit any modification with respect to any Mortgage Loan that would decrease the Mortgage Interest Rate (other than by adjustments required by the terms of the Mortgage Note), result in the denial of coverage under a PMI Policy, defer or forgive the payment of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make future advances or extend the final maturity date on such Mortgage Loan without the Purchaser’s consent. Countrywide may permit forbearance or allow for suspension of Monthly Payments for up to one hundred and eighty (180) days if the Mortgagor is in default or Countrywide determines in its reasonable discretion, that default is imminent and if Countrywide determines that granting such forbearance or suspension is in the best interest of the Purchaser. If any modification, forbearance or suspension permitted hereunder allows the deferral of interest or principal payments on any Mortgage Loan, Countrywide shall include in each remittance for any month in which any such principal or interest payment has been deferred (without giving effect to such modification, forbearance or suspension) an amount equal to such month’s principal and one (1) month’s interest at the Mortgage Loan Remittance Rate on the then unpaid principal balance of the Mortgage Loan and shall be entitled to reimbursement for such advances only to the same extent as for Monthly Advances made pursuant to Section 5.03.  Without limiting the generality of the foregoing, Countrywide shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property.  If reasonably required by Countrywide, the Purchaser shall furnish Countrywide with any powers of attorney and other documents necessary or appropriate to enable Countrywide to carry out its servicing and administrative duties under this Agreement.

Countrywide will furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information relating to the Mortgagors’ respective credit files to Equifax, Experian, and Trans Credit Information Company on a monthly basis. As an independent contract servicer, Countrywide shall comply with the applicable provisions of the Anti-Money Laundering Laws.

Section 4.02 Collection of Mortgage Loan Payments.

Countrywide shall make reasonable efforts, in accordance with the customary and usual standards of practice of prudent mortgage servicers, to collect all payments due under each Mortgage Loan to the extent such procedures shall be consistent with this Agreement, the terms and provisions of any related PMI Policy, and applicable law.

Section 4.03 Realization Upon Defaulted Mortgage Loans.

(a) Foreclosure. Countrywide shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  Countrywide shall use reasonable efforts to realize upon defaulted Mortgage Loans, in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings.  The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, Countrywide shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by Countrywide through PMI Proceeds, Other Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. In the event that any payment due under any Mortgage Loan remains delinquent for a period of ninety (90) days or more, Countrywide shall commence foreclosure proceedings if it is in the best interest of the Purchaser.  Countrywide shall notify the Purchaser in writing of the commencement of foreclosure proceedings.  Such notice may be contained in the reports prepared by Countrywide and delivered to the Purchaser pursuant to the terms and conditions of this Agreement.  Countrywide shall be responsible for all costs and expenses incurred by it in any foreclosure proceedings; provided, however, that it shall be entitled to reimbursement thereof from proceeds from the related Mortgaged Property.

(b) Notwithstanding the foregoing provisions of this Section 4.03, with respect to any Mortgage Loan as to which Countrywide has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, Countrywide shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Purchaser would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless Countrywide has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the

Purchaser to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Purchaser to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 4.03 shall be advanced by Countrywide, subject to Countrywide’s right to be reimbursed therefor from the Custodial Account as provided in Section 4.05(c).

If Countrywide determines, as described above, that it is in the best economic interest of the Purchaser to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then Countrywide shall take such action as it deems to be in the best economic interest of the Purchaser. The cost of any such compliance, containment, cleanup or remediation shall be advanced by Countrywide, subject to Countrywide’s right to be reimbursed therefor from the Custodial Account as provided in Section 4.05(c).

(c) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds in respect of any Mortgage Loan, will be applied in the following order of priority: First, to reimburse Countrywide for any related unreimbursed Monthly Advances pursuant to Section 4.05(b); second to reimburse Countrywide for any related unreimbursed Servicing Advances, pursuant to Section 4.05(c); third, to accrued and unpaid interest on the Mortgage Loan (to the extent no Monthly Advance has been made for such amount or any such Monthly Advance has been reimbursed), to the date of the Final Recovery Determination, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and fourth, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by Countrywide as follows: First, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing.  The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to Countrywide pursuant to Section 4.05(c).

Section 4.04 Establishment of Custodial Accounts; Deposits in Custodial Accounts.

Countrywide shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Custodial Accounts, in the form of time deposit or demand accounts.  The creation of any Custodial Account(s) shall be evidenced by a Custodial Account Letter Agreement in the form of Exhibit F.

Countrywide shall deposit in the Custodial Account within two (2) Business Days, and retain therein, the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

(a) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(b) all payments on account of interest on the Mortgage Loans, adjusted to the Mortgage Loan Remittance Rate;

(c) all proceeds from a Cash Liquidation;

(d) all PMI Proceeds and Other Insurance Proceeds, including amounts required to be deposited pursuant to Sections 4.08 and 4.10, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Countrywide’s normal servicing procedures, the loan documents or applicable law;

(e) all Condemnation Proceeds affecting any Mortgaged Property that are not released to the Mortgagor in accordance with Countrywide’s normal servicing procedures, the loan documents or applicable law;

(f) all Monthly Advances;

(g) all proceeds of any Mortgage Loan repurchased in accordance with Section 3.03, and any amount required to be deposited by Countrywide in connection with any shortfall in principal amount of the Qualified Substitute Mortgage Loans and the repurchased Mortgage Loans as required pursuant to Section 3.03;

(h) any amounts required to be deposited by Countrywide pursuant to Section

4.10 in connection with the deductible clause in any blanket hazard insurance policy (such deposit shall be made from Countrywide’s own funds, without reimbursement therefor);

(i) the Prepayment Interest Shortfall Amount, if any, for the month of distribution (such deposit shall be made from Countrywide’s own funds, without reimbursement therefor up to a maximum amount per month equal to the lesser of one-half of (a) one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loans, or (b) the aggregate Servicing Fee actually received for such month for the Mortgage Loans); and

(j) any amounts required to be deposited by Countrywide in connection with any REO Property pursuant to Section 4.13.

The foregoing requirements for deposit in the Custodial Account are exclusive. The Purchaser understands and agrees that, without limiting the generality of the foregoing, payments in the nature of late payment charges, prepayment penalties and assumption fees (to the extent permitted by Section 4.16) need not be deposited by Countrywide in the Custodial Account. Any interest paid by the depository institution on funds deposited in the Custodial Account shall accrue to the benefit of Countrywide and Countrywide shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05(d).

Section 4.05 Permitted Withdrawals From the Custodial Account.

Countrywide may, from time to time, withdraw funds from the Custodial Account for the following purposes:

(a) to make payments to the Purchaser in the amounts and in the manner provided for in Sections 5.01 and 5.03;

(b) to reimburse itself for Monthly Advances (Countrywide’s reimbursement for Monthly Advances shall be limited to amounts received on the related Mortgage Loan which represent Late Collections, net of the related Servicing Fee and LPMI Fee, if applicable. Countrywide’s right to reimbursement hereunder shall be prior to the rights of the Purchaser, except that, where Countrywide is required to repurchase a Mortgage Loan pursuant to Section

3.03 or 3.04, Countrywide’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans.  Notwithstanding the foregoing, Countrywide may reimburse itself for Monthly Advances from any funds in the Custodial Account if it has determined that such funds are nonrecoverable advances or if all funds, with respect to the related Mortgage Loan, have previously been remitted to the Purchaser).  The determination by Countrywide that it has made a nonrecoverable advance or that any proposed Monthly Advance, if made, would constitute a nonrecoverable advance, shall be evidenced by an Officers’ Certificate delivered to the Purchaser;

(c) to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees (Countrywide’s reimbursement for Servicing Advances and/or Servicing Fees hereunder with respect to any Mortgage Loan shall be limited to proceeds from Cash Liquidation, Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds, and Other Insurance Proceeds; provided, however, that Countrywide may reimburse itself for Servicing Advances and Servicing Fees from any funds in the Custodial Account if all funds, with respect to the related Mortgage Loan, have previously been remitted to the Purchaser);

(d) to pay to itself as servicing compensation (i) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (ii) the Servicing Fee and the LPMI Fee, if applicable, from that portion of any payment or recovery of interest on a particular Mortgage Loan;

(e) to pay to itself, with respect to each Mortgage Loan that has been repurchased pursuant to Section 3.03, all amounts received but not distributed as of the date on which the related Repurchase Price is determined;

(f) to reimburse itself for any amounts deposited in the Custodial Account in error; and

(g) to clear and terminate the Custodial Account upon the termination of this Agreement.

Countrywide shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (b) through (g) above.  Countrywide shall provide written notification in the form of an Officers’ Certificate to the Purchaser, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the Custodial Account pursuant to nonrecoverable advances in subclause (b) above.

Section 4.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

Countrywide shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Escrow Accounts in the form of time deposit or demand accounts, which accounts shall be Eligible Accounts. The creation of such Escrow Account(s) shall be evidenced by an Escrow Account Letter Agreement in the form of Exhibit G.

Countrywide shall deposit in the Escrow Account(s) within two (2) Business Days, and retain therein, (a) all Escrow Payments collected on account of the Mortgage Loans, and (b) all Other Insurance Proceeds that are to be applied to the restoration or repair of any Mortgaged Property. Countrywide shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes in accordance with Section 4.07. Countrywide shall be entitled to retain any interest paid by the depository institution on funds deposited in the Escrow Account except interest on escrowed funds required by law to be paid to the Mortgagor. Countrywide shall pay Mortgagor interest on the escrowed funds at the rate required by law notwithstanding that the Escrow Account is non-interest bearing or the interest paid by the depository institution thereon is insufficient to pay the Mortgagor interest at the rate required by law.

Section 4.07 Permitted Withdrawals From Escrow Account.

Countrywide may, from time to time, withdraw funds from the Escrow Account(s) for the following purposes: (a) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, PMI Policy premiums, if applicable, and comparable items; (b) to reimburse Countrywide for any Servicing Advance made by Countrywide with respect to a related Mortgage Loan; provided, however, that such reimbursement shall only be made from amounts received on the related Mortgage Loan that represent late payments or collections of Escrow Payments thereunder; (c) to refund to the Mortgagor any funds as may be determined to be overages; (d) for transfer to the Custodial Account in accordance with the terms of this Agreement; (e) for application to restoration or repair of the Mortgaged Property; (f) to pay to Countrywide, or to the Mortgagors to the extent required by law, any interest paid on the funds deposited in the Escrow Account; (g) to reimburse itself for any amounts deposited in the Escrow Account in error; or (h) to clear and terminate the Escrow Account on the termination of this Agreement.

Section 4.08 Transfer of Accounts.

Countrywide may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time provided that such Custodial Account and Escrow Account shall at all times be Eligible Accounts.  Countrywide shall provide prompt written notice of such transfer to the Purchaser.

Section 4.09 Payment of Taxes, Insurance and Other Charges; Maintenance of PMI Policies; Collections Thereunder.

With respect to each Mortgage Loan, Countrywide shall maintain accurate records reflecting the status of (a) ground rents, taxes, assessments, water rates and other charges that are or may become a lien upon the Mortgaged Property; (b) primary mortgage insurance premiums; and (c) fire and hazard insurance premiums. Countrywide shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums, and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable using Escrow Payments which shall have been estimated and accumulated by Countrywide in amounts sufficient for such purposes. To the extent that the Mortgage does not provide for Escrow Payments, Countrywide shall determine that any such payments are made by the Mortgagor at the time they first become due.  Countrywide assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills, irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and shall make advances from its own funds to effect such payments.

Countrywide will maintain in full force and effect, a PMI Policy conforming in all respects to the description set forth in Section 3.02(v), issued by an insurer described in that Section, with respect to each Mortgage Loan for which such coverage is herein required.  Such coverage will be maintained until the LTV or the Updated LTV of the related Mortgage Loan is reduced to 80% or less in the case of a Mortgage Loan having a LTV at origination in excess of 80%. Countrywide will not cancel or refuse to renew any PMI Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement PMI Policy is obtained from and maintained with an insurer that is approved by an Agency.  Countrywide shall not take any action that would result in non-coverage under any applicable PMI Policy of any loss that, but for the actions of Countrywide, would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.16, Countrywide shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions that may be required by such insurer as a condition to the continuation of coverage under the PMI Policy.  If such PMI Policy is terminated as a result of such assumption or substitution of liability, Countrywide shall obtain a replacement PMI Policy as provided above.

Unless otherwise provided in the related Purchase Confirmation, no Mortgage Loan has in effect as of the Closing Date any mortgage pool insurance policy or other credit enhancement, except for any PMI Policy, and the insurance or guarantee relating thereto, as applicable (excluding such exception, the “Credit Enhancement”), and Countrywide shall not be required to take into consideration the existence of any such Credit Enhancement for the purposes of performing its servicing obligations hereunder.  If the Purchaser shall at any time after the related Closing Date notify Countrywide in writing of its desire to obtain any such Credit Enhancement, the Purchaser and Countrywide shall thereafter negotiate in good faith for the procurement and servicing of such Credit Enhancement.  Countrywide shall service LPMI Loans in accordance with the same procedures required with respect to PMI Policies, except as provided in such LPMI Policy.

Section 4.10 Maintenance of Hazard Insurance.

Countrywide shall cause to be maintained, for each Mortgage Loan, fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount that is equal to the lesser of (a) the maximum insurable value of the improvements securing such Mortgage Loan or (b) the greater of (i) the unpaid principal balance of the Mortgage Loan, and (ii) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer.  If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, Countrywide shall cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the National Flood Insurance Administration program (or any successor thereto) with a generally acceptable insurance carrier and with coverage in an amount not less than the lesser of (x) the unpaid principal balance of the Mortgage Loan; (y) the maximum insurable value of the improvements securing such Mortgage Loan; or (z) the maximum amount of insurance which is available under the National Flood Insurance Reform Act of 1994. Countrywide shall also maintain on REO Property, (1) fire and hazard insurance with extended coverage in an amount that is not less than the maximum insurable value of the improvements that are a part of such property; (2) liability insurance; and (3) to the extent required and available under the National Flood Insurance Reform Act of 1994, flood insurance in an amount as provided above.  Countrywide shall deposit in the Custodial Account all amounts collected under any such policies except (A) amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property and

(B) amounts to be released to the Mortgagor in accordance with Countrywide’s normal servicing procedures.  The Purchaser understands and agrees that no earthquake or other additional insurance on property acquired in respect of the Mortgage Loan shall be maintained by Countrywide or Mortgagor. All such policies shall be endorsed with standard mortgagee clauses with loss payable to Countrywide and shall provide for at least thirty (30) days prior written notice to Countrywide of any cancellation, reduction in the amount of coverage or material change in coverage. Countrywide shall not interfere with the Mortgagor’s freedom of choice in selecting either the insurance carrier or agent; provided, however, that Countrywide shall only accept insurance policies from insurance companies acceptable to an Agency and licensed to do business in the state wherein the property subject to the policy is located.

Section 4.11 [Reserved].

Section 4.12 Fidelity Bond; Errors and Omissions Insurance.

Countrywide shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy with responsible companies, with broad coverage of all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan who handle funds, money, documents or papers relating to the Mortgage Loan.  The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure Countrywide against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of its officers, employees and agents. Such Fidelity Bond shall also protect and insure Countrywide against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 shall diminish or relieve Countrywide from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to the corresponding amounts required by an Agency for an approved seller/servicer. Upon request of the Purchaser, Countrywide shall cause to be delivered to the Purchaser a certified true copy of the Fidelity Bond and insurance policy and shall use its best efforts to obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Purchaser.

Section 4.13 Title, Management and Disposition of REO Property.

(a) Title. In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of Countrywide for the benefit of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person(s) as shall be consistent with an Opinion of Counsel obtained by Countrywide from an attorney duly licensed to practice law in the state where the REO Property is located.  Any Person(s) holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

(b) Management.  Countrywide shall either itself or through an agent selected by Countrywide, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account. If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, Countrywide shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any “income from non permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code.  Countrywide shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter or more frequently as required by the circumstances. Countrywide shall make or cause to be made a written report of each such inspection.  Such reports shall be retained in the Credit File and copies thereof shall be forwarded by Countrywide to the Purchaser within five (5) days of the Purchaser’s request therefor.  Countrywide shall attempt to sell the REO Property (and may temporarily rent the same) on such terms and conditions as Countrywide deems to be in the best interest of the Purchaser.  Countrywide shall deposit, or cause to be deposited, within two (2) Business Days of receipt, in the Custodial

Account all revenues received with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of each REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 hereof and the fees of any managing agent acting on behalf of Countrywide.  Notwithstanding anything contained in this Agreement to the contrary, upon written notice to Countrywide, the Purchaser may elect to assume the management and control of any REO Property; provided, however, that prior to giving effect to such election, the Purchaser shall reimburse Countrywide for all previously unreimbursed or unpaid Monthly Advances, Servicing Advances and Servicing Fees related to such REO Property.

(c) Disposition. Subject to the following paragraph, Countrywide shall use reasonable efforts to dispose of each REO Property as soon as possible and shall sell each REO Property no later than one (1) year after title to such REO Property has been obtained, unless Countrywide determines, and gives an appropriate notice to the Purchaser, that a longer period is necessary for the orderly disposition of any REO Property.  If a period longer than one (1) year is necessary to sell any REO Property, Countrywide shall, if requested by the Purchaser, report monthly to the Purchaser as to the progress being made in selling such REO Property. Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of within three (3) years or such other period as may be permitted under Section 860G(a)(8) of the Code.

With respect to each REO Property, Countrywide shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall establish and maintain a separate REO account for each REO Property in the form of a non-interest bearing demand account (each, a “REO Account”), unless an Opinion of Counsel is obtained by Countrywide to the effect that the classification as a grantor trust or REMIC for federal income tax purposes of the arrangement under which the Mortgage Loans and the REO Property is held will not be adversely affected by holding such funds in another manner.  Each REO Account shall be established with Countrywide or, with the prior consent of the Purchaser, with a commercial bank, a mutual savings bank or a savings association. The creation of any REO Account shall be evidenced by a letter agreement substantially in the form of the Custodial Account Letter Agreement attached as Exhibit F hereto. A Copy of such letter agreement shall be furnished to the Purchaser upon request.

Countrywide shall deposit or cause to be deposited, within two (2) Business Days in each REO Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section

11.10 hereof and the fees of any managing agent acting on behalf of Countrywide.  Countrywide shall be entitled to retain interest paid or other earnings, if any, on funds deposited in such REO Account. On or before each Determination Date, Countrywide shall withdraw from each REO Account and deposit into the Custodial Account the net income from the REO Property on deposit in the REO Account.

Each REO Disposition shall be carried out by Countrywide at such price and upon such terms and conditions as Countrywide deems to be in a manner that maximizes the net present value of the recovery to the Purchaser.  If, as of the date title to any REO Property was acquired by Countrywide, there were outstanding unreimbursed Servicing Advances, Monthly Advances or Servicing Fees with respect to the REO Property or the related Mortgage Loan, Countrywide, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances, Monthly Advances and Servicing Fees from proceeds received in connection with such REO Disposition.  The proceeds from the REO Disposition, net of any payment to Countrywide as provided above, shall be deposited in the related REO Account and shall be transferred to the Custodial Account on the Determination Date in the month following receipt thereof for distribution on the succeeding Remittance Date to the Purchaser in accordance with Section 5.01.

Section 4.14 Notification of Adjustments.

With respect to each Adjustable Rate Mortgage Loan, Countrywide shall adjust the Mortgage Interest Rate on the related Interest Adjustment Date and shall adjust the Monthly Payment on the related Payment Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note.  If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate because the original index is no longer available, the same index will be used with respect to each Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note.  Countrywide shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Countrywide shall promptly, upon written request therefor, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments.  Upon the discovery by Countrywide or the Purchaser that Countrywide has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, Countrywide shall immediately deposit in the Custodial Account, from its own funds, the amount of any interest loss caused the Purchaser thereby without reimbursement therefor.

Section 4.15 Notification of Maturity Date.

With respect to each Balloon Mortgage Loan, Countrywide shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date and final balloon payment.

Section 4.16 Assumption Agreements.

Countrywide shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause to the extent permitted by law; provided, however, that Countrywide shall not exercise any such right if prohibited from doing so by law or the terms of the Mortgage Note or if the exercise of such right would impair or threaten to impair any recovery under the related PMI Policy, if any.  If Countrywide reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, Countrywide shall enter into an assumption agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon.  Where an assumption is allowed pursuant to this Section 4.16, the Purchaser authorizes Countrywide, with the prior written consent of the primary mortgage insurer, if any, to enter into a substitution of liability agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, Countrywide shall follow the underwriting practices and procedures employed by Countrywide for mortgage loans originated by Countrywide for its own account in effect at the time such assumption or substitution is made.  With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan and the outstanding principal amount of the Mortgage Loan shall not be changed.  Countrywide shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser or its designee the original of any such substitution of liability or assumption agreement, which document shall be added to the related Collateral File and shall, for all purposes, be considered a part of such Collateral File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding anything to the contrary contained herein, Countrywide shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption that Countrywide may be restricted by law from preventing, for any reason whatsoever.  For purposes of this Section 4.16, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 4.17 Satisfaction of Mortgages and Release of Collateral Files.

Upon the payment in full of any Mortgage Loan, or the receipt by Countrywide of a notification that payment in full will be escrowed in a manner customary for such purposes, Countrywide shall immediately provide written notice to the Purchaser or the Custodian.  Such notice shall include a statement to the effect that all amounts received or to be received in connection with such payment, which are required to be deposited in the Custodial Account pursuant to Section 4.04, have been or will be so deposited and shall request delivery to it of the portion of the Collateral File held by the Purchaser.  Upon receipt of such notice and request, the Purchaser, or its designee, shall within five (5) Business Days release or cause to be released to Countrywide the related Collateral Documents and Countrywide shall prepare and process any satisfaction or release. In the event that the Purchaser fails to release or cause to be released to Countrywide the related Collateral Documents within five (5) Business Days of Countrywide’s request therefor, the Purchaser shall be liable to Countrywide for any additional expenses or costs, including, but not limited to, outsourcing fees and penalties, incurred by Countrywide resulting from such failure.  No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Purchaser or the Custodial Account.

In the event Countrywide satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, Countrywide, upon written demand, shall remit to the Purchaser the then unpaid principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account.  Countrywide shall maintain the Fidelity Bond insuring Countrywide against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the service or foreclosure of a Mortgage Loan, including for the purpose of collection under any PMI Policy, the Purchaser shall, within five (5) Business Days of Countrywide’s request and delivery to the Purchaser, or the Custodian, of a servicing receipt signed by a Servicing Officer, release or cause to be released to Countrywide the portion of the Collateral File held by the Purchaser or the Custodian.  Pursuant to the servicing receipt, Countrywide shall be obligated to return to the Purchaser the related Collateral File when Countrywide no longer needs such file, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Collateral File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. In the event that the Purchaser fails to release or cause to be released to Countrywide the portion of the Collateral File held by the Purchaser or its designee within five

(5) Business Days of Countrywide’s request therefor, the Purchaser shall be liable to Countrywide for any additional expenses or costs, including, but not limited to, outsourcing fees and penalties, incurred by Countrywide resulting from such failure.  Upon receipt of notice from Countrywide stating that such Mortgage Loan was liquidated, the Purchaser shall release Countrywide from its obligations under the related servicing receipt.

Section 4.18 Servicing Compensation.

As compensation for its services hereunder, Countrywide shall be entitled to withdraw from the Custodial Account, or to retain from interest payments on the Mortgage Loans, the amounts provided for as Servicing Fees.  Additional servicing compensation in the form of assumption fees (as provided in Section 4.16), late payment charges, Prepayment Charges or otherwise shall be retained by Countrywide to the extent not required to be deposited in the Custodial Account. Countrywide shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided herein.

Section 4.19 [Reserved].

Section 4.20 Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, Countrywide shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless Countrywide has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

ARTICLE V. PROVISIONS OF PAYMENTS AND REPORTS TO PURCHASER

Section 5.01 Distributions.

On each Remittance Date, Countrywide shall distribute to the Purchaser (a) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05; plus (b) all Monthly Advances, if any, that Countrywide is obligated to distribute pursuant to Section 5.03; minus (c) any amounts attributable to Principal Prepayments received after the related Principal Prepayment Period; minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date. It is understood that, by operation of Section 4.04, the remittance on the first Remittance Date is to include principal collected after the Cut-off Date through the preceding Determination Date plus interest, adjusted to the Mortgage Loan Remittance Rate, collected through such Determination Date exclusive of any portion thereof allocable to the period prior to the Cut-off Date, with the adjustments specified in (b), (c) and (d) above.

All remittances made to the Purchaser on each Remittance Date will be made to the Purchaser, and shall be based on the Mortgage Loans owned and held by the Purchaser, and shall be made by wire transfer of immediately available funds in accordance with the following wire transfer instructions:

DB STRUCTURED PRODUCTS

BANK:	BANK OF NEW YORK
ABA:	021000018
ACCT #:	GLA/111569

ACCT NAME: DPX ATTN: Rob Barreto RE: COUNTRYWIDE HOME LOANS, INC.

With respect to any remittance received by the Purchaser on or after the second Business Day following the Business Day on which such payment was due, Countrywide shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by JPMorgan Chase Bank, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus one percentage point, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be paid by Countrywide to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive.

Such interest shall be remitted along with such late payment.  The payment by Countrywide of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by Countrywide.

Section 5.02 Periodic Reports to the Purchaser.

(a) Monthly Reports. Not later than the fifteenth (15th) day of each month, Countrywide shall furnish to the Purchaser in Excel format, and delivered via email to DBWholeLoanOps@List.DB.com, a monthly report containing all of the data fields listed on Exhibit L attached hereto, which report shall include with respect to each Mortgage Loan the following loan-level information: (i) the scheduled balance as of the last day of the related Due Period, (ii) all Principal Prepayments applied to the Mortgagor’s account during the related Principal Prepayment Period, and (iii) the delinquency and bankruptcy status of the Mortgage Loan, if applicable.

(b) Miscellaneous Reports.  Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, Countrywide shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property, which report may be included with any other reports prepared by Countrywide and delivered to the Purchaser pursuant to the terms and conditions of this Agreement. With respect to any REO Property, and upon the request of the Purchaser, Countrywide shall furnish to the Purchaser a statement describing Countrywide’s efforts during the previous month in connection with the sale of such REO Property, including any rental of such REO Property incidental to the sale thereof and, on each Remittance Date, an operating statement relating thereto.  Countrywide shall also provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return and as the Purchaser may reasonably request from time to time.  Countrywide shall provide the Purchaser with information required in order to file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property, and information relating to cancellation of indebtedness income with respect to any Mortgaged Property. The Purchaser agrees to pay for all reasonable out-of-pocket expenses incurred by Countrywide in connection with complying with any request made by the Purchaser hereunder if such information is not customarily provided by Countrywide in the ordinary course of servicing mortgage loans similar to the Mortgage Loans; Countrywide shall provide a written estimate of any such expenses.

Section 5.03 Monthly Advances by Countrywide.

Not later than the close of business on the Determination Date preceding each Remittance Date, Countrywide shall deposit in the Custodial Account an amount equal to all payments not previously advanced by Countrywide, whether or not deferred pursuant to Section 5.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, adjusted to the Mortgage Loan Remittance Rate, which were due on a Mortgage Loan and delinquent as of the close of business on the Business Day prior to the related Determination Date.  Notwithstanding anything to the contrary herein, Countrywide may use amounts on deposit in the Custodial Account for future distribution to the Purchaser to satisfy its obligation, if any, to deposit delinquent amounts pursuant to the preceding sentence.  To the extent Countrywide uses any funds being held for future distribution to the Purchaser to satisfy its obligations under this Section 5.03, Countrywide shall deposit in the Custodial Account an amount equal to such used funds no later than the Determination Date prior to the following Remittance Date to the extent that funds in the Custodial Account on such Remittance Date are less than the amounts to be remitted to the Purchaser pursuant to Section 5.01.

Countrywide’s obligation to make such advances as to any Mortgage Loan will continue through the earliest of:  (a) the last Monthly Payment due prior to the payment in full of the Mortgage Loan; or (b) the Remittance Date prior to the Remittance Date for the distribution of any Liquidation Proceeds, Other Insurance Proceeds or Condemnation Proceeds which, in the case of Other Insurance Proceeds and Condemnation Proceeds, satisfy in full the indebtedness of such Mortgage Loan. In no event shall Countrywide be obligated to make an advance under this Section 5.03 if at the time of such advance it reasonably determines that such advance will be unrecoverable. The determination by Countrywide that it has made an unrecoverable Monthly Advance or that any proposed Monthly Advance, if made, would constitute an unrecoverable Monthly Advance, shall be evidenced by an Officers’ Certificate delivered to the Purchaser.

Section 5.04 Annual Statement as to Compliance.

Countrywide shall deliver to the Purchaser on or before March 15th of each year, beginning in the year following the Closing Date, an officer’s certificate, signed by a senior officer of Countrywide, stating that (i) a review of the activities of Countrywide during the preceding fiscal year and of performance under this Agreement has been made under such officer’s supervision, (ii) based on such review, Countrywide has fulfilled all of its obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the actions being taken by Countrywide to cure such default, and (iii) all reports and information provided to the Purchaser by Countrywide, pursuant to Countrywide’s reporting requirements under the Agreement, are accurate and complete in all material respects. Copies of such statement may be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

Section 5.05 Annual Independent Certified Public Accountants’ Servicing Report.

Countrywide shall, on or before March 15th of each year, beginning in the year following the related Closing Date, cause, at its sole cost and expense, a firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records and performed certain other procedures relating to the servicing of the Mortgage Loans during the immediately preceding fiscal year of Countrywide and that such firm is of the opinion that, on the basis of such examination conducted substantially in accordance with the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance therewith, except for such exceptions as shall be set forth in such statement.

Section 5.06 Annual Sarbanes-Oxley Act Certification.

(a) For so long as a Person is required by Section 302 of the Sarbanes-Oxley Act of 2002 (the “Act”) to provide an annual certification, by March 15th of each year, beginning in the year following the related Closing Date, an officer of Countrywide shall execute and deliver an officer’s certificate to such Person (hereafter, the “Beneficiary”) for the benefit of the Beneficiary and its officers, directors and affiliates, pursuant to which such officer shall certify to those matters substantially as set forth in Exhibit E.

(b) Countrywide shall indemnify and hold harmless the Beneficiary and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by Countrywide or any of its officers, directors, agents or affiliates of its obligations under this Section 5.06 or the negligence, bad faith or willful misconduct of Countrywide in connection therewith.  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Beneficiary, then Countrywide agrees that it shall contribute to the amount paid or payable by the Beneficiary as a result of the losses, claims, damages or liabilities of the Beneficiary in such proportion as is appropriate to reflect the relative fault of the Beneficiary on the one hand and Countrywide on the other in connection with a breach of Countrywide’s obligations under this Section 5.06 or Countrywide’s negligence, bad faith or willful misconduct in connection therewith.

(c) For the purposes of this Section 5.06 only, the Beneficiary shall be considered a third party beneficiary and shall be entitled to the rights accruing thereunder and shall be entitled to enforce such obligation against Countrywide.

Section 5.07 The Purchaser’s Access to Countrywide’s Records.

The Purchaser shall have access upon reasonable notice to Countrywide, during regular business hours or at such other times as might be reasonable under applicable circumstances, to any and all of the books and records of Countrywide that relate to the performance or observance by Countrywide of the terms, covenants or conditions of this Agreement.  Further, Countrywide hereby authorizes the Purchaser, in connection with a sale of the Mortgage Loans, to make available to prospective purchasers a Consolidated Statement of Operations of Countrywide, or its parent company, prepared by or at the request of Countrywide for the most recently completed three (3) fiscal years for which such a statement is available as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. Countrywide also agrees to make available to any prospective purchaser, upon reasonable notice and during normal business hours, a knowledgeable financial or accounting officer for the purpose of answering questions respecting Countrywide’s ability to perform under this Agreement.  The Purchaser agrees to reimburse Countrywide for any out-of-pocket costs incurred by Countrywide in connection with its obligations under this Section 5.07.

ARTICLE VI.
COVENANTS BY COUNTRYWIDE

Section 6.01 Indemnification by Countrywide.

Countrywide shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary attorneys’ fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of Countrywide to perform its obligations under this Agreement, including, but not limited to, its obligations to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement. Notwithstanding the foregoing, the Purchaser shall indemnify Countrywide and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that Countrywide may sustain in any way related to (a) actions or inactions of Countrywide which were taken or omitted upon the instruction or direction of the Purchaser, or (b) the failure of the Purchaser to perform its obligations in strict compliance with the terms of this Agreement, including subsections (i) and

(ii) in Section 6.04.

Section 6.02 Third Party Claims.

Countrywide and the Purchaser shall immediately notify the other if a claim is made upon such party by a third party with respect to this Agreement or the Mortgage Loans. Upon the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, Countrywide shall assume the defense of any such claim and pay all expenses in connection therewith, including attorneys’ fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser shall promptly reimburse Countrywide for all amounts advanced by it pursuant to the preceding sentence except when as a result of such claim Countrywide is otherwise required to indemnify the Purchaser pursuant to Section 6.01 hereof.

Section 6.03 Merger or Consolidation of Countrywide.

Countrywide shall keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans, and to perform its duties under this Agreement.

Notwithstanding anything to the contrary contained herein, any Person into which Countrywide may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Countrywide shall be a party, or any Person succeeding to the business of Countrywide, shall be the successor of Countrywide hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans, unless otherwise consented to by the Purchaser, which consent shall not be unreasonably withheld, and shall be qualified to service mortgage loans on behalf of an Agency and shall satisfy any requirements of Section 8.13 with respect to the qualifications of a successor to Countrywide.

Section 6.04 Limitation on Liability of Countrywide and Others.

Neither Countrywide nor any of the officers, employees or agents of Countrywide shall be under any liability to the Purchaser for any action taken, or for refraining from taking any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect Countrywide or any such person against any breach of warranties or representations made herein, or the failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. Countrywide and any officer, employee or agent of Countrywide may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  Notwithstanding anything to the contrary contained in this Agreement, unless one or more Event of Default by Countrywide shall occur and shall not have been remedied within the time limits set forth in Section 7.01(a) of this Agreement, the Purchaser shall not record or cause to be recorded an Assignment of Mortgage with the recording office.  To the extent the Purchaser records with the recording office as permitted herein an Assignment of Mortgage which designates the Purchaser as the holder of record of the Mortgage, the Purchaser agrees that it shall (i) provide Countrywide with immediate notice, pursuant to Section 8.01, of any action with respect to the Mortgage or the related Mortgaged Property; and

(ii) immediately complete, sign and return to Countrywide any document reasonably requested by Countywide to comply with its servicing obligations, including without limitation, any instrument required to release the Mortgage upon payment in full of the obligation or take any other action reasonably required by Countrywide.  The Purchaser further agrees that Countrywide shall have no liability for the Purchaser’s failure to comply with the subsections (i) or (ii) in the foregoing sentence. Countrywide shall have no liability to the Purchaser and shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that Countrywide may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable to protect the Purchaser’s interests in the Mortgage Loans.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable, and Countrywide shall be entitled to be reimbursed �herefore from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to Countrywide’s indemnification under Section 6.01.

Section 6.05 No Transfer of Servicing.

Countrywide acknowledges that the Purchaser acts in reliance upon Countrywide’s independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, Countrywide shall not assign this Agreement or the servicing rights hereunder, without the prior written consent of the Purchaser, which consent may not be unreasonably withheld.  No such assignment shall become effective until a successor shall have assumed Countrywide’s servicing responsibilities and obligations hereunder in the manner provided in Section 8.13.  Notwithstanding the foregoing or any other provision in this Agreement, nothing shall limit the right of Countrywide to assign the servicing rights hereunder to Servicing LP.

ARTICLE VII.
TERMINATION OF COUNTRYWIDE AS SERVICER

50

Section 7.01 Termination Due to an Event of Default.

(a) Each of the following shall be an Event of Default by Countrywide if it shall occur and, if applicable, be continuing for the period of time set forth therein:

(i) any failure by Countrywide to remit to the Purchaser any payment required to be made under the terms of this Agreement which such failure continues unremedied for a period of one (1) Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Countrywide by the Purchaser; or

(ii) any failure on the part of Countrywide to duly observe or perform in any material respect any of the covenants or agreements on the part of Countrywide set forth in this Agreement or in the Bailee Letter, if any, which continues unremedied for a period of thirty (30) days (except that such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Countrywide by the Purchaser; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Countrywide and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(iv) Countrywide shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Countrywide or of or relating to all or substantially all of its property;

(v) Countrywide shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(vi) failure by Countrywide to duly perform, within the required time period, its obligations under Sections 5.04, 5.05 or 5.06 which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Countrywide by the Purchaser or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans;

(vi) Countrywide ceases to meet the qualifications of an Agency to be an approved seller/servicer;

(vii) Countrywide fails to be in compliance with the “doing business” or licensing laws of any jurisdiction which noncompliance materially and adversely affects Countrywide’s ability to service the Mortgage Loans in compliance with the terms of this Agreement; or

(viii) Notwithstanding any assignment or transfer of servicing to Servicing LP, Countrywide assigns its right to servicing compensation hereunder, or Countrywide, without the consent of the Purchaser, sells or otherwise disposes of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder, or to delegate its duties hereunder or any portion thereof, other than to Serciving LP, and such sale, disposition, or assignment of this Agreement materially and adversely affects Countrywide’s ability to service the Mortgage Loans in compliance with the terms of this Agreement.

In case one or more Events of Default by Countrywide shall occur and shall not have been remedied, the Purchaser, by notice in writing to Countrywide may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of Countrywide under this Agreement and in and to the Mortgage Loans and the proceeds thereof.  On or after the receipt by Countrywide of such written notice, all authority and power of Countrywide under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Purchaser or such other successor appointed pursuant to Section 8.13.  Upon written request from the Purchaser, Countrywide shall prepare, execute and deliver, any and all documents and other instruments and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at Countrywide’s sole expense. Countrywide agrees to cooperate with the Purchaser in effecting the termination of Countrywide’s responsibilities and rights hereunder, including the transfer to the Purchaser or such other successor appointed pursuant to Section 8.13, for administration by it, of all cash amounts which shall at the time be credited by Countrywide to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

(b) Waiver of Event of Default.  The Purchaser may waive any default by Countrywide in the performance of Countrywide’s obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Events of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

Section 7.02 Termination by Other Means.

The respective obligations and responsibilities of Countrywide as servicer shall terminate with respect to any Mortgage Loan Package upon the first to occur of: (a) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property in such Mortgage Loan Package and the remittance of all funds due hereunder; or (b) by mutual consent of Countrywide and the Purchaser in writing. Upon written request from the Purchaser in connection with any termination pursuant to (b) above, Countrywide shall prepare, execute and deliver any and all documents and other instruments, place in the Purchaser’s possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.  The costs and expenses incurred with respect to the preceding sentence shall be allocated as mutually agreed between Countrywide and the Purchaser. Countrywide agrees to cooperate with the Purchaser and such successor in effecting the termination of Countrywide’s responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by Countrywide to the related Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 7.03 Countrywide Not to Resign.

Countrywide shall not resign from the obligations and duties hereby imposed on it except by mutual consent of Countrywide and the Purchaser or upon the determination that its servicing duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by Countrywide, in which event Countrywide may resign as servicer.  Any such determination permitting the resignation of Countrywide as servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance reasonably acceptable to the Purchaser and which shall be provided at the cost of Countrywide. No such resignation shall become effective until a successor shall have assumed Countrywide’s responsibilities and obligations hereunder in the manner provided in Section 8.13.

ARTICLE VIII.
MISCELLANEOUS

Section 8.01 Notices.

All demands, notices and communications required to be provided hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, and return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i) to Countrywide:

Countrywide Home Loans, Inc.

4500 Park Granada

Calabasas, California 91302

Attn: Celia Coulter, Executive Vice President

With copy to:  General Counsel

(ii) the Purchaser:

To the address and contact set forth in the related Purchase Confirmation or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 8.02 Sale Treatment.

It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by Countrywide and not a pledge of the Mortgage Loans by Countrywide to the Purchaser to secure a debt or other obligation of Countrywide.  Consequently, the sale of each Mortgage Loan shall be reflected as a sale on Countrywide’s business records, tax returns and financial statements.  Accordingly, Countrywide and the Purchaser shall each treat the transaction for federal income tax purposes as a sale by Countrywide, and a purchase by the Purchaser, of the Mortgage Loans.

Section 8.03 Exhibits.

The Exhibits to this Agreement and each Trade Confirmation and Purchase Confirmation executed by Countrywide and the Purchaser are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 8.04 General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c) references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f) the term “include” or “including” shall mean without limitation by reason of enumeration; and

(g) reference to the Transaction Documents or any other document referenced herein shall include all exhibits, schedules or other supplements thereto.

Section 8.05 Reproduction of Documents.

This Agreement and all documents relating thereto, including (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 8.06 Further Agreements.

Countrywide shall execute and deliver to the Purchaser and the Purchaser shall be required to execute and deliver to Countrywide such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 8.07 Assignment of Mortgage Loans by the Purchaser; Whole Loan Transfers; Pass-Through Transfers.

(a) The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans in a Whole Loan Transfer or a Pass-Through Transfer; provided, however, that the transferee will not be deemed to be the Purchaser hereunder unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the document evidencing such agreement shall have been executed by the Purchaser and the transferee and delivered to Countrywide. Notwithstanding the foregoing, no Whole Loan Transfer or Pass-Through Transfer shall be effective if such Whole Loan Transfer or Pass-Through Transfer would result in there being more than five (5) “Purchasers” outstanding hereunder with respect to any Mortgage Loan Package. Any trust to which Mortgage Loans may be transferred pursuant to Section 8.07(b) hereunder shall constitute a single “Purchaser” for the purposes of the preceding sentence.

(b) The Purchaser and Countrywide agree that with respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, but subject to the limitations set forth in Section 8.07(a) hereof, may effect Whole Loan Transfers or Pass-Through Transfers, retaining Countrywide as the servicer thereof or subservicer if a master servicer is employed, or as applicable the “seller/servicer.”  On the related Reconstitution Date, the Mortgage Loans transferred shall cease to be covered by this Agreement, at the option of the Purchaser; provided, however, that, in the event that any Mortgage Loan transferred pursuant to this Section 8.07 is rejected by the related transferee, Countrywide shall continue to service such rejected Mortgage Loan on behalf of the Purchaser in accordance with the terms and provisions of this Agreement. Countrywide shall cooperate with the Purchaser in connection with each Whole Loan Transfer or Pass-Through Transfer in accordance with this Section 8.07.  In connection therewith Countrywide shall:

(i) negotiate in good faith and execute any Reconstitution Agreement reasonably required to effectuate the Whole Loan Transfer or Pass-Through Transfer, provided such Reconstitution Agreement creates no greater obligation or cost on the part of Countrywide or limits Countrywide’s rights and remedies than otherwise set forth in this Agreement, and provided further that Countrywide shall be entitled to a servicing fee under such Reconstitution Agreement at a rate per annum no less than the Servicing Fee Rate;

(ii) to reasonably cooperate with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures and with respect to the preparation (including, but not limited to, the endorsement, delivery, assignment, and execution) of the Collateral Documents and other related documents, and with respect to servicing requirements reasonably requested by the rating agencies and credit enhancers;

(iii) provide as applicable:

(A) information pertaining to Countrywide of the type and scope customarily included in offering documents for residential mortgage-backed securities transactions involving single or multiple loan originators including information regarding financial condition and mortgage loan delinquency, foreclosure and loss experience or other information as is otherwise reasonably requested by the Purchaser, and to deliver to the Purchaser any non-public, unaudited financial information, in which case the Purchaser shall bear the cost of having such information audited by certified public accountants if the Purchaser desires such an audit, or as is otherwise reasonably requested by the Purchaser and which Countrywide is capable of providing without unreasonable effort or expense (collectively “Countrywide Information”), and to indemnify the Purchaser and its affiliates for material misstatements or omissions contained in the Countrywide Information; provided, however, Purchaser shall indemnify and hold harmless Countrywide and its affiliates for material misstatements or omissions contained in all other information in any offering document, other than Countrywide Information; and

(B) such opinions of counsel, letters from auditors, and certificates of public officials or officers of Countrywide as are reasonably believed necessary by the trustee, any rating agency or the Purchaser, as the case may be, in connection with such Pass-Through Transfer.  The Purchaser shall pay all third party costs associated with the preparation of the information described in clause (ii)(A) above and the delivery of any opinions (other than opinions by in-house counsel), letters or certificates described in this clause (ii)(B).  Countrywide shall not be required to execute any Reconstitution Agreement unless a draft of the agreement is provided to Countrywide at least ten (10) days before the Reconstitution Date, or such other period as may be mutually agreed upon by the parties, for Countrywide and its counsel to review and comment on such Reconstitution Agreement;

(iv) in the event that the Purchaser appoints a credit risk manager in connection with a Pass-Through Transfer, to negotiate and execute a credit risk management agreement and provide reports and information mutually agreed to by Countrywide and the credit risk manager; provided such credit risk management agreement creates no greater obligation or cost on the part of Countrywide or limits Countrywide’s rights and remedies than otherwise set forth in this Agreement;

(v) to negotiate and execute one or more custodial agreements among the Purchaser, Countrywide and a third party custodian/trustee which is generally considered to be a prudent custodian/trustee in the secondary mortgage market designated by the Purchaser in its sole discretion after consultation with Countrywide, in either case for the purpose of pooling the Mortgage Loans with other Mortgage Loans for resale or securitization; and

(vi) notwithstanding any provision in this Agreement to the contrary, in connection with each Pass-Through Transfer with a Reconstitution Date after December 31, 2005, Countrywide shall provide the Purchaser and any prospective purchaser, in form and substance reasonably satisfactory, all information, statements, reports and certifications reasonably necessary to comply with the final rules promulgated by the Securities and Exchange Commission related to asset-backed securities (Release Nos. 33-8518; 34-50905) (as such rules may be amended or modified from time to time).

(c) In connection with any Pass-Through Transfer, Countrywide shall not be required to “bring down” any of the representations and warranties in Section 3.02 (i.e., the representations and warranties only speak as of the applicable date set forth in this Agreement), or, except as provided in the following sentence, to make any other representations or warranties whatsoever.  Upon request of the Purchaser, Countrywide will bring down the representations and warranties in Section 3.01 to a date no later than the related Reconstitution Date, or make new representations and warranties comparable in all material respects to those in Section 3.01.

(d) All Mortgage Loans not sold or transferred pursuant to Pass-Through Transfers shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

Section 8.08 Conflicts between Transaction Documents.

In the event of any conflict, inconsistency or ambiguity between the terms and conditions of this Agreement and either the related Trade Confirmation or the related Purchase Confirmation, the terms of the related Purchase Confirmation shall control. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of the Trade Confirmation and the Purchase Confirmation, the terms of the Purchase Confirmation shall control.

Section 8.09 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements entered into and wholly performed within that state.

Section 8.10 Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.  If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to an amendment to this Agreement which places each party in the same or as economic position as each party would have been in except for such invalidity.

Section 8.11 Successors and Assigns.

This Agreement shall bind and inure to the benefit of and be enforceable by Countrywide and the Purchaser and the respective permitted successors and assigns of Countrywide and the Purchaser. Except as specifically set forth in Section 8.07 above, the Purchaser may assign this Agreement to any Person to whom any Mortgage Loan is transferred whether pursuant to a sale or financing and to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred.  Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan(s) and this Agreement, to the extent of the related Mortgage Loan(s), shall be deemed to be a separate and distinct Agreement between Countrywide and such “purchaser,” and a separate and distinct Agreement between Countrywide and each other “purchaser” to the extent of the other related Mortgage Loan(s).  In the event that this Agreement is assigned to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred, the rights and benefits under this Agreement which inure to the Purchaser shall inure to the benefit of both the Person to whom such Mortgage Loans is transferred and the Person to whom the servicing or master servicing of the Mortgage Loan has been transferred.  This Agreement shall not be assigned, pledged or hypothecated by Countrywide to a third party without the consent of the Purchaser, which consent shall not be unreasonably withheld

Section 8.12 Confidentiality.

Countrywide and the Purchaser acknowledge and agree that the terms of the Transaction Documents shall be kept confidential and their contents will not be divulged to any party without the other party’s consent, except to the extent that it is appropriate for Countrywide and the Purchaser to do so in working with legal counsel, auditors, taxing authorities, or other governmental agencies.

Section 8.13 Successor to Countrywide.

Prior to termination of Countrywide’s responsibilities and duties under this Agreement pursuant to Section 7.01 or 7.02(b), the Purchaser shall (i) succeed to and assume all of Countrywide’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of Countrywide as servicer under this Agreement.  In connection with such appointment and assumption, the Purchaser may make such arrangements for the reasonable compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that Countrywide’s duties, responsibilities and liabilities as servicer under this Agreement should be terminated pursuant to the aforementioned Sections, Countrywide shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Purchaser or such successor. The termination of Countrywide as servicer pursuant to the aforementioned Section shall not become effective until a successor shall be appointed pursuant to this Section 8.13 and shall in no event relieve Countrywide of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Purchaser under Section 3.03, 3.04 or 6.01, it being understood and agreed that the provisions of such Sections 3.01, 3.02, 3.03, 3.04 and 6.01 shall be applicable to Countrywide notwithstanding any such resignation or termination of Countrywide, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to Countrywide and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of Countrywide, with like effect as if originally named as a party to this Agreement provided, however, that such successor shall not assume, and Countrywide shall indemnify such successor for, any and all liabilities arising out of Countrywide’s acts as servicer. Any termination of Countrywide as servicer pursuant to Section

7.01 or 7.02(b) shall not affect any claims that the Purchaser may have against Countrywide arising prior to any such termination or resignation or remedies with respect to such claims.

Countrywide shall timely deliver to the successor the funds in the related Custodial Account, REO Account and the related Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and Countrywide shall account for all funds. Countrywide shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of Countrywide as servicer. The successor shall reimburse Countrywide for amounts Countrywide actually expended as servicer pursuant to this Agreement which the successor is entitled to retain hereunder and which would otherwise have been recovered by Countrywide pursuant to this Agreement but for the appointment of the successor servicer.

Section 8.14 Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 8.15 Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 8.16 Nonsolicitation.

From and after the related Closing Date, Countrywide hereby agrees that Countrywide will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on Countrywide’s behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that Countrywide may solicit any Mortgagor for whom Countrywide or its affiliates have received a request for verification of mortgage, a request for demand for payoff, a Mortgagor-initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the Mortgagor initiates a title search, provided further, it is understood and agreed that promotions undertaken by Countrywide or any of its affiliates which (i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation nor is Countrywide prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor. Notwithstanding the foregoing, the following solicitations, if undertaken by Countrywide or any affiliate of Countrywide, shall not be prohibited:  (i) solicitations that are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists and newspaper, radio, television and other mass media advertisements and (ii) borrower messages included on, and statement inserts provided with, the monthly statements sent to mortgagors; provided, however, that similar messages and inserts are sent to the borrowers of other mortgage loans serviced by Countrywide or any affiliate of Countrywide.

Section 8.17 Mandatory Delivery.

Subject to the provisions of Section 2.01(b), the sale and delivery of each Mortgage Loan on or before the related Closing Date is mandatory from and after the date of the execution of the related Trade Confirmation, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date thereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of Countrywide’s failure to deliver each of the related Mortgage Loans or one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently, or successively.

Section 8.18 Entire Agreement.

This Agreement and the related Trade Confirmation and Purchase Confirmation constitute the entire understanding between the parties hereto with respect to each Mortgage Loan Package and supersede all prior or contemporaneous oral or written communications regarding same.  Countrywide and the Purchaser understand and agree that no employee, agent or other representative of Countrywide or the Purchaser has any authority to bind such party with regard to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of this Agreement or the related Trade Confirmation or Purchase Confirmation.  Neither this Agreement nor the related Trade Confirmation or Purchase Confirmation shall be modified, amended or in any way altered except by an instrument in writing signed by both parties.

(SIGNATURE PAGE TO FOLLOW)

IN WITNESS WHEREOF, Countrywide and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

COUNTRYWIDE HOME LOANS, INC., Countrywide

By: ______________________

Name:  Celia Coulter
Title:  Executive Vice President

DB STRUCTURED PRODUCTS, INC. , the Purchaser

By: ______________________

Name
Title:

By: ______________________

Name

Title:

EXHIBIT A

COLLATERAL DOCUMENTS

1

Mortgage Note:  The original Mortgage Note (or a lost note affidavit in a form acceptable to an Agency) bearing all intervening endorsements, endorsed “Pay to the order of _____________, without recourse” and signed in the name of Countrywide by an authorized officer.

2

Assignment of Mortgage: The original Assignment of Mortgage in blank.

3

Guarantee: The original of any guarantee executed in connection with the Mortgage Note.

4

Mortgage:  The original Mortgage with evidence of recording thereon or, if such original Mortgage has not been returned to Countrywide on or prior to the Closing Date by the public recording office where such Mortgage has been delivered for recordation, a copy of such Mortgage certified by Countrywide to be a true and complete copy of the original Mortgage sent for recordation.

5

Modifications: The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any.

6

Intervening Assignments:  The originals of all intervening assignments of Mortgage with evidence of recording thereon, provided that such originals have been returned to Countrywide by the public recording office where such intervening assignment of Mortgage has been delivered for recordation.

7

Power of Attorney:  If the Mortgage Note, the Mortgage, any Assignment of Mortgage, or any other related document has been signed by a Person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such Person to sign.

8

Mortgagee Title Policy:  The original mortgagee title insurance policy (or the equivalent thereof with respect to any Mortgage Loan in which the related Mortgaged Property is located in a jurisdiction where such title insurance is not customarily provided) if such title insurance policy has been issued by the related title company prior to the Closing Date.

9

Security Agreement.  The original of any security agreement, chattel mortgage, or equivalent document executed in connection with the Mortgage, if any.

A-1

EXHIBIT B

FORM OF PURCHASE CONFIRMATION

[COUNTRYWIDE LETTERHEAD]

[DATE]

[PURCHASER]
[STREET ADDRESS]
[CITY, STATE AND ZIP]
Attn: [CONTACT, TITLE]

Re: Purchase Confirmation ($x.xmm) (Deal No. xxxx-xxx)

Ladies and Gentlemen:

This purchase confirmation (the “Purchase Confirmation”) between Countrywide Home Loans, Inc. (“Countrywide”) and [PURCHASER] (“Purchaser”) sets forth our agreement pursuant to which Purchaser is purchasing, and Countrywide is selling, on a servicing-retained basis, those certain mortgage loans identified in Exhibit A hereto and more particularly described herein (the “Mortgage Loans”).

The purchase, sale and servicing of the Mortgage Loans as contemplated herein shall be governed by that certain Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement dated as of May 1, 2004, as amended and restated to and including August 1, 2005, between Countrywide and Purchaser (as amended herein and otherwise, the “Agreement”).  By executing this Purchase Confirmation, each of Countrywide and Purchaser again makes, with respect to itself and each Mortgage Loan, as applicable, all of the covenants, representations and warranties made by each such party in the Agreement, except as the same may be amended by this Purchase Confirmation.

All exhibits hereto are incorporated herein in their entirety.  In the event there exists any inconsistency between the Agreement and this Purchase Confirmation, the latter shall be controlling notwithstanding anything contained in the Agreement to the contrary.  All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

1. Assignment and Conveyance of Mortgage Loans. Upon Purchaser’s payment of the Purchase Proceeds in accordance with Section 2.08 of the Agreement, Countrywide shall sell, transfer, assign and convey to Purchaser, without recourse, but subject to the terms of the Purchase Confirmation and the Agreement, all of the right, title and interest of Countrywide in and to the Mortgage Loans, excluding the servicing rights relating thereto.  Each Mortgage Loan shall be serviced by Countrywide pursuant to the terms of the Agreement.

Pursuant to Section 2.05 of the Agreement, Countrywide has delivered or shall deliver to the Custodian the Collateral Documents for each Mortgage Loan to be purchased and such other documents as set forth in the Bailee Letter.  The contents of each related Servicing File required to be retained by Countrywide to service the Mortgage Loans pursuant to the Agreement and thus not delivered to the Purchaser are and shall be held in trust by Countrywide for the benefit of the Purchaser as the owner thereof. Countrywide’s possession of any portion of each such Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by Countrywide shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of Countrywide shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by Countrywide at the will of the Purchaser in such custodial capacity only.

2. Defined Terms.  As used in the Agreement, the following defined terms shall have meanings set forth below with respect to the related Mortgage Loan Package.

a. Closing Date: [DATE].

b. Cut-off Date: [DATE].

c. Cut-off Date Balance:

[d. Index: On each Interest Adjustment Date, the applicable index rate shall be a rate per annum equal to [the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published by the Board of Governors of the Federal Reserve System in Statistical Release No. H.15] [the average of interbank offered rates for six-month U.S. dollar denominated deposits in the London market (LIBOR), as published [in the Wall Street Journal] [by Fannie Mae] [the 11th District Cost of Funds as made available by the Federal Home Loan Bank] [the weekly average yield on certificates of deposit adjusted to a constant maturity of six months as published by the Board of Governors of the Federal Reserve System in Statistical Release No. H.15 or a similar publication.]]

e. Reserved.

[f. Pending Mortgage Loans:  As set forth in Exhibit [C] hereto.]

g. Purchase Proceeds: With respect to [the Mortgage Loans] [each Mortgage Loan], and as set forth in Exhibit [A] and Exhibit [B] hereto, the sum of (a) the product of (i) the Cut-off Date Balance of [such Mortgage Loan] [such Mortgage Loans], and (ii) the purchase price percentage set forth in Exhibit [A] hereto for such [Mortgage Loan] [Mortgage Loans], and (b) accrued interest from the Cut-off Date through the day prior to the Closing Date, inclusive.

g. Servicing Fee Rate: [0.25%] [0.375%] [With respect to the period prior to the initial Interest Adjustment Date, [0.25]% and, thereafter, [0.375]%].

3. Description of Mortgage Loans. Each Mortgage Loan complies with the specifications set forth below in all material respects.

a. Loan Type: Each Mortgage Loan is a [Conventional] [Government] Mortgage Loan and a [Adjustable Rate] [Balloon] [Convertible] [Fixed Rate] Mortgage Loan.

b. Lien Position: Each Mortgage Loan is secured by a perfected first lien Mortgage.

d. Underwriting Criteria: Each Mortgage Loan [was underwritten generally in accordance with Countrywide’s credit underwriting guidelines in effect at the time such Mortgage Loan was originated] [conforms to the Fannie Mae or Freddie Mac mortgage eligibility criteria (as such criteria applies to Countrywide) and is eligible for sale to, and securitization by, Fannie Mae or Freddie Mac] [conforms in all material respects to the GNMA mortgage eligibility criteria and is eligible for sale and securitization into a GNMA mortgage-backed security] [at the time of origination was underwritten to guidelines which are consistent with an institutional investor-quality mortgage loan].

Kindly acknowledge your agreement to the terms of this Purchase Confirmation by signing in the appropriate space below and returning this Purchase Confirmation to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

Sincerely, Agreed to and Accepted by:

COUNTRYWIDE HOME LOANS, INC. DB STRUCTURED PRODUCTS, INC.

By:
By:

Name:  Celia Coulter

Name:

Title:  Executive Vice President

Title:

By:  Name: Title:

Exhibit A to

PURCHASE CONFIRMATION

MORTGAGE LOAN SCHEDULE (attached)

Exhibit B
to
PURCHASE CONFIRMATION

CALCULATION OF PURCHASE PROCEEDS (attached)

Exhibit C to

PURCHASE CONFIRMATION

[RESERVED]

Exhibit D
to
PURCHASE CONFIRMATION

PENDING MORTGAGE LOANS

LOAN COUNT	LOAN NUMBER	DOCUMENT
1.
2.
3.
4.
5.

EXHIBIT C

FORM OF BAILEE LETTER

[CUSTODIAN’S LETTERHEAD]

_______________, (YEAR)

DB Structured Products, Inc.
60 Wall Street
New York, New York 10005
Attn: [CONTACT, TITLE]

Celia Coulter
Executive Vice President
Countrywide Home Loans, Inc.
4500 Park Granada
Calabasas, California 91302

RE: Sale of Mortgage Loans pursuant to that certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of May 1, 2004, as amended and restated to and including August 1, 2005, and Purchase Confirmation dated ____________, (YEAR), (collectively the “Agreement”) between Countrywide Home Loans Inc. (“Seller”) and DB Structured Products, Inc. (“Purchaser”).

Ladies and Gentlemen:

In connection with the above-referenced transaction, and in consideration of the mutual promises set forth herein, the Seller, the Purchaser and Wells Fargo Bank, National Association (“Bailee”) hereby agree to the terms of this bailee letter (“Bailee Agreement”) as follows:

1

With respect to each mortgage loan identified on Schedule 1 hereto (“Mortgage Loans”), prior to [DATE] (“Closing Date”), the Seller at its expense shall deliver the related loan documents described on Annex 1 hereto (the “Collateral Documents”) to the Bailee.  On the Closing Date, the Bailee shall deliver a trust receipt and certification (“Trust Receipt”) to the Purchaser (with a copy to the Seller), via facsimile in the form of Annex 3 hereto, evidencing that the Bailee has received and reviewed the Collateral Documents for each Mortgage Loan and identifying, on an exception report attached thereto, those Collateral Documents that have not been received by the Bailee.

2

The Bailee hereby agrees to hold each Mortgage File for the exclusive benefit of the Seller and will act only in accordance with the Seller’s written instructions until such time as the Seller provides the Bailee with a copy of the Facsimile Release (as defined below).  Immediately upon receipt of the purchase proceeds as mutually agreed upon by the Seller and the Purchaser, the Seller shall deliver by facsimile to the Bailee a release in the form of Annex 2 hereto (“Facsimile Release”), constituting a release of the Mortgage Files to the Purchaser.  Upon receipt of the Facsimile Release, with respect to the Mortgage Loans purchased by the Purchaser (as identified on the Facsimile Release) the related Collateral Documents shall be released to Purchaser for the benefit of the Purchaser and the Bailee shall be bailee and custodian for the sole benefit of the Purchaser with respect to the related Collateral Documents and will act only in accordance with the Purchaser’s instructions.

1

Upon the Seller’s receipt of the purchase proceeds agreed upon by the Seller and the Purchaser, the Seller shall release all security interest, rights, liens, or claims of any kind it may have with respect to the Mortgage Loans purchased by the Purchaser, except with respect to the servicing rights thereto.

2

The agreement set forth in this Bailee Agreement may not be modified, amended or altered, except by written instrument, executed by all of the parties hereto.

3

For the purpose of facilitating the execution of this Bailee Agreement as herein provided and for other purposes, this Bailee Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

4

THIS BAILEE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

5

This Bailee Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Bailee and their respective permitted successors and assigns.  The terms “Seller”, “Bailee” and “Purchaser” herein shall be deemed to include any such permitted successors and assigns thereof.  No party to this Bailee Agreement may assign any or all of its rights and obligations hereunder without the consent of the other party.

6

This Bailee Agreement shall supersede any previous bailee agreements executed with respect to the Mortgage Loans.

[Signature page follows]

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION as Bailee

By: Name:   Title:

Accepted and Agreed:

COUNTRYWIDE HOME LOANS, INC.

By: Name:  Celia Coulter Title:  Executive Vice President

DB STRUCTURED PRODUCTS, INC.

By:  Name: Title:

By:  Name: Title:

Schedule 1
to
BAILEE LETTER

Mortgage Loan Schedule

Annex 1

to

BAILEE LETTER

Collateral Documents

1

Mortgage Note:  The original Mortgage Note (or a lost note affidavit in a form acceptable to an Agency) bearing all intervening endorsements, endorsed “Pay to the order of _____________, without recourse” and signed in the name of Countrywide by an authorized officer.

2

Assignment of Mortgage: The original Assignment of Mortgage in blank.

3

Guarantee: The original of any guarantee executed in connection with the Mortgage Note.

4

Mortgage:  The original Mortgage with evidence of recording thereon or, if such original Mortgage has not been returned to Countrywide on or prior to the Closing Date by the public recording office where such Mortgage has been delivered for recordation, a copy of such Mortgage certified by Countrywide to be a true and complete copy of the original Mortgage sent for recordation.

5

Modifications: The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any.

6

Intervening Assignments:  The originals of all intervening assignments of Mortgage with evidence of recording thereon, provided that such originals have been returned to Countrywide by the public recording office where such intervening assignment of Mortgage has been delivered for recordation.

7

Power of Attorney:  If the Mortgage Note, the Mortgage, any Assignment of Mortgage, or any other related document has been signed by a Person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such Person to sign.

8

Mortgagee Title Policy:  The original mortgagee title insurance policy (or the equivalent thereof with respect to any Mortgage Loan in which the related Mortgaged Property is located in a jurisdiction where such title insurance is not customarily provided) if such title insurance policy has been issued by the related title company prior to the Closing Date.

9

The original of any security agreement, chattel mortgage, or equivalent document executed in connection with the Mortgage, if any.

Annex 2

to

BAILEE LETTER

Form of Facsimile Release

[DATE]

VIA FACSIMILE

Wells Fargo Bank, National Association 2030 Main Street, Suite 100 Irvine, California 92614 Attention: Patrick Gorrien

Ladies and Gentlemen:

This letter is being provided to you pursuant that certain Bailee Agreement dated [DATE] (“Bailee Agreement”), among Countrywide Home Loans, Inc. (“Seller”), Wells Fargo Bank, National Association (“Bailee”) and DB Structured Products, Inc. (“Purchaser”).  Please be advised that we have received the purchase proceeds for the Mortgage Loans identified on Schedule 1 attached hereto (“Purchased Mortgage Loans”).  The Seller hereby notifies the Bailee that the Mortgage Files and the Collateral Documents for each Purchased Mortgage Loan have been released to the Purchaser.

All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Bailee Agreement.

Sincerely,

COUNTRYWIDE

HOME LOANS, INC.

By: Name:   Title:

Schedule 1 to Annex 2
to
BAILEE LETTER

Purchased Mortgage Loans

Annex 3

to

BAILEE LETTER

Form of Trust Receipt

[DATE]

Countrywide Home Loans, Inc. 4500 Park Granada Calabasas, California 91302 Attention: Monica Brudenell

Re:

Bailee Agreement dated [DATE] (“Bailee Agreement”) among DB Structured Products, Inc. (“Purchaser”), Countrywide Home Loans, Inc. (“Seller”) and Wells Fargo Bank, National Association (“Bailee”)

Ladies and Gentlemen:

In accordance with the provisions of Paragraph 1 of the above-referenced Bailee Agreement, the undersigned, as the Bailee, hereby confirms that as to each mortgage loan described in the schedule attached hereto as Schedule 1, it has determined that it has all the Collateral Documents as listed and described on Annex 1 of the Bailee Agreement (except with respect to those items set forth on the exception report attached hereto as Schedule 2).

The Bailee hereby confirms that it is holding each Collateral Document as agent and Bailee for the exclusive use and benefit of the Seller and upon receipt of the Facsimile Release the Bailee shall hold each Collateral Document as agent and bailee for the exclusive use and benefit of the Purchaser pursuant to the terms of the bailee Agreement.

All initially capitalized terms used herein shall have the meanings ascribed to them in the above-referenced Bailee Agreement.

Wells Fargo Bank, National Association

By: Name:   Title:

Schedule 1 to Annex 3

to
BAILEE LETTER

Mortgage Loan Schedule

Schedule 2 to Annex 3

to
BAILEE LETTER

Exception Report

EXHIBIT D

FORM OF TRADE CONFIRMATION

[COUNTRYWIDE LETTERHEAD]

[DATE]

DB Structured Products, Inc.
60 Wall Street
New York, New York 10005
Attn: [CONTACT, TITLE]

Re:

Sale of $[AMOUNT] Million of Mortgage Loans to [PURCHASER] (Deal No. yrmm-xxx)

Ladies and Gentlemen:

This Trade Confirmation confirms the agreement between DB Structured Products, Inc. (“Purchaser”) and Countrywide Home Loans, Inc. (“Countrywide”) pursuant to which the Purchaser has agreed to purchase, and Countrywide has agreed to sell, those certain mortgage loans [identified][summarized] in Exhibit A hereto (the “Mortgage Loans”), subject to the terms set forth herein.

Closing Date: _________ __, [year][, provided, however, that the parties shall use their best efforts to consummate the transaction prior to [DATE].

Commitment Amount:  $______________.

Purchase Price: $______________.

Purchase Price Percentage: ____%, subject to adjustment as set forth in Exhibit

A. [Loan-level pricing as set forth in Exhibit A.]

Product: [Jumbo][“A”][A-“][“Alt A”] [Sub-prime] [Conforming] [Conventional] [Government] [Second Lien/HELOC] [[fixed][(x/1) Index adjustable] rate mortgage loans]. (undefined terms should not be capitalized)

Underwriting Criteria:

Credit Score: Each Mortgage Loan has a Credit Score of not less than _____.

Servicing Rights: RETAINED: Retained by Countrywide and serviced on a [scheduled/scheduled] [actual/actual] [scheduled][actual] basis for the servicing fee rate [equal to FEE% per annum][set forth in Exhibit A [for each Mortgage Loan]]. [ With respect to the period prior to the initial Interest Adjustment Date, 0.25% and, thereafter, 0.375%].

Prepayment Penalties: [Countrywide] [Purchaser] shall be entitled to any penalties resulting from the prepayment of any Mortgage Loans by the related mortgagor(s).

Documentation:   [Assignment of a [type of agreement]] [Industry standard purchase and servicing agreement.]

Conditions: [Review of Mortgage Loans by Purchaser to confirm conformance with this Trade Confirmation.  Countrywide may, at its option, elect to substitute comparable mortgage loans for any Mortgage Loans rejected by Purchaser pursuant to the preceding sentence.]

Non-Circumvent: Countrywide and Purchaser understand and agree that Countrywide may introduce the owner of the Mortgage Loans to Purchaser, that the Current Owner is a customer of Countrywide and that such relationship of Countrywide is confidential. Purchaser agrees, with respect to the Current Owner, Purchaser will not, for the purpose of purchasing other mortgage loans [for a period of one year from the Closing Date], communicate with or purchase such other mortgage loans from the Current Owner unless (i) the Current Owner has had previous business dealings (other than any transactions involving Countrywide) with the Current Owner in a similar context, or (ii) the Purchaser is referred to the Current Owner by a third party.

Additional Representations and Warranties:

Please acknowledge your agreement to the terms and conditions of this Trade Confirmation by signing in the appropriate space below and returning a copy of the same to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

Sincerely, Agreed to and Accepted by:

COUNTRYWIDE HOME LOANS, INC. DB STRUCTURED PRODUCTS, INC.

By: By: Name:  Celia Coulter  Name: Title:  Executive Vice President Title:

By:  Name: Title:

EXHIBIT A
to
TRADE CONFIRMATION

MORTGAGE LOAN SCHEDULE AND PRICING INFORMATION (attached)

EXHIBIT B
to
TRADE CONFIRMATION

UNDERWRITING GUIDELINES (attached)

EXHIBIT E

FORM OF SARBANES-OXLEY ACT CERTIFICATION

I, [NAME OF CERTIFYING INDIVIDUAL], a duly elected and acting officer of Countrywide Home Loans, Inc. (the “Servicer”), hereby certify, pursuant to Section 5.06 of that certain Master Mortgage Loan Purchase and Servicing Agreement (the “Agreement”), dated as of May 1, 2004, as amended and restated to and including August 1, 2005, between the Servicer and DB Structured Products, Inc. (the “Purchaser”), to [ENTITY FILING CERTIFICATE PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT] (the “Beneficiary”) with respect to the calendar year immediately preceding the date of this Certificate, as follows:

1

I have reviewed the annual statement of compliance (“Annual Statement of Compliance”) prepared by Servicer, and the annual independent public accountant’s servicing report made in accordance with the Uniform Single Attestation Program for Mortgage Bankers (“Annual Independent Public Accountant’s Servicing Report”), which have been furnished to the Beneficiary pursuant to the Agreement and any subsequent servicing agreement related thereto or to the Mortgage Loans (collectively, the “Servicing Agreement”);

2

Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all final servicing reports, officer’s certificates and other servicing information prepared by Servicer and delivered to the Beneficiary pursuant to the Servicing Agreement relating to the servicing of the Mortgage Loans, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by such statements or reports;

3

The servicing information required to be provided to the Beneficiary by the Servicer under the Servicing Agreement has been provided to the Beneficiary;

4

I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon the review required by the Servicing Agreement, and except as disclosed in the Annual Statement of Compliance and the Annual Independent Public Accountant’s Servicing Report submitted to the Beneficiary, the Servicer has, as of the last day of the period covered by the Annual Statement of Compliance, fulfilled its obligations under the Servicing Agreement; and

5

I have disclosed to the Beneficiary all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.

COUNTRYWIDE HOME LOANS, INC.  as Servicer

By:  Name: Title:

EXHIBIT F

FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

________________________ __, 200__

To:

(the “Depository”)

As the Seller under the Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of May 1, 2004, as amended and restated to and including August 1, 2005, we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as “[SELLER] in trust for DB Structured Products, Inc..” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

[SELLER] (Seller)

By:

Name:

Title:

Date:

The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

Depository

By:

Name:

Title:

Date:

EXHIBIT G

FORM OF ESCROW ACCOUNT LETTER AGREEMENT

________________________ __, 200__

To:

(the “Depository”)

As the Seller under the Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of May 1, 2004, as amended and restated to and including August 1, 2005, we hereby authorize and request you to establish an account, as an Escrow Account, to be designated as “[SELLER] in trust for DB Structured Products, Inc. and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

[SELLER]

(Seller)

By:

Name:

Title:

Date: The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

Depository

By:

Name:

Title:

Date:

EXHIBIT H

FORM OF COUNTRYWIDE’S OFFICER’S CERTIFICATE

I, , hereby certify that I am a duly elected [TITLE], of Countrywide Home Loans, Inc., a New York corporation (“Countrywide”), and further certify, on behalf of Countrywide as follows:

1

Attached hereto as Attachment I are a true and correct copy of the Certificate of Incorporation and by-laws of Countrywide as are in full force and effect on the date hereof.

2

No proceedings looking toward merger, liquidation, dissolution or bankruptcy of Countrywide are pending or contemplated.

3. Each person who, as an officer or attorney-in-fact of Countrywide, signed

(a) the Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement (“Purchase Agreement”), dated as of May 1, 2004, as amended and restated to and including August 1, 2005, by and between Countrywide and DB Structured Products, Inc. (“Purchaser”); (b) the purchase confirmation dated             , between the Seller and the Purchaser (“Purchase Confirmation”); and (c) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Purchase Agreement and the Purchase Confirmation was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

1

Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of Countrywide on  (“Resolutions”) with respect to the authorization and approval of the sale and servicing of the Mortgage Loans; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

2

Attached hereto as Attachment III is a Certificate of Good Standing of Countrywide dated , 200 . No event has occurred since , 200 which has affected the good standing of Countrywide under the laws of the State of Delaware.

3

All of the representations and warranties of Countrywide contained in Sections 3.01 and 3.02 of the Purchase Agreement were true and correct in all material respects as of the date of the Purchase Agreement and are true and correct in all material respects as of the date hereof.

4

Countrywide has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the Closing Date pursuant to the Purchase Agreement.

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the

Seller.

Dated:

[Seal]

COUNTRYWIDE HOME LOANS, INC.

By: Name:   Title:

I,    , a [Assistant] Secretary of Countrywide Home Loans, Inc., hereby certify that is a duly elected, qualified and acting [TITLE] of Countrywide and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: ______ __, 200__

[Seal]

COUNTRYWIDE HOME LOANS, INC.

By: Name:   Title:

EXHIBIT I

FORM OF COUNTRYWIDE’S OPINION OF COUNSEL

DATE

DB Structured Products, Inc. 60 Wall Street New York, New York 10005

Re:

Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of May 1, 2004, as amended and restated to and including August 1, 2005, between DB Structured Products, Inc. as the Purchaser and Countrywide Home Loans, Inc. as the Seller and Servicer

Gentlemen and Ladies:

I have acted as counsel to Countrywide Home Loans, Inc., a New York corporation (“Countrywide”), in connection with the sale of certain mortgage loans by Countrywide to DB Structured Products, Inc., a Delaware corporation (“Purchaser”) pursuant to (i) an Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of May 1, 2004, as amended and restated to and including August 1, 2005, between Countrywide and the Purchaser (“Purchase Agreement”) and the purchase confirmation dated [DATE] between Countrywide and the Purchaser (“Purchase Confirmation”).  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

In connection with rendering this opinion letter, I, or attorneys working under my direction, have examined, among other things, originals, certified copies or copies otherwise identified to my satisfaction as being true copies of the following:

1

The Purchase Agreement;

2

The Purchase Confirmation;

3

Countrywide’s Certificate of Incorporation and By-Laws, as amended to date; and

4

Resolutions adopted by the Board of Directors of Countrywide with specific reference to actions relating to the transactions covered by this opinion (“Board Resolutions”).

For the purpose of rendering this opinion, I have made such documentary, factual and legal examinations as I deemed necessary under the circumstances.  As to factual matters, I have relied upon statements, certificates and other assurances of public officials and of officers and other representatives of Countrywide, and upon such other certificates as I deemed appropriate, which factual matters have not been independently established or verified by me. I have also assumed, among other things, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such copied documents.

On the basis of and subject to the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, exceptions and limitations expressed herein, I am of the opinion that:

1

Countrywide has been duly incorporated and is validly existing and in good standing under the laws of the State of New York with corporate power and authority to own its properties and conduct its business as presently conducted by it. Countrywide has the corporate power and authority to service the Mortgage Loans, and to execute, deliver, and perform its obligations under the Purchase Agreement and the Terms Letter (sometimes collectively, the “Agreements”).

2

The Agreements have been duly and validly authorized, executed and delivered by Countrywide.

3

The Agreements constitute valid, legal and binding obligations of Countrywide, enforceable against Countrywide in accordance with their respective terms.

4

No consent, approval, authorization or order of any state or federal court or government agency or body is required for the execution, delivery and performance by Countrywide of the Agreements, or the consummation of the transactions contemplated by the Agreements, except for those consents, approvals, authorizations or orders which previously have been obtained.

5

Neither the servicing of the Mortgage Loans by Countrywide as provided in the Purchase Agreement and the Terms Letter, nor the fulfillment of the terms of or the consummation of any other transactions contemplated in the Agreements will result in a material breach of any term or provision of the certificate of incorporation or by-laws of Countrywide, or, to the best of my knowledge, will conflict with, result in a material breach or violation of, or constitute a material default under, (i) the terms of any indenture or other agreement or instrument known to me to which Countrywide is a party or by which it is bound, (ii) any State of California or federal statute or regulation applicable to Countrywide, or (iii) any order of any State of California or federal court, regulatory body, administrative agency or governmental body having jurisdiction over Countrywide, except in any such case where the default, breach or violation would not have a material adverse effect on Countrywide or its ability to perform its obligations under the Purchase Agreement.

6

There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against Countrywide which, in my judgment, either in any one instance or in the aggregate, would draw into question the validity of the Purchase Agreement or which would be likely to impair materially the ability of Countrywide to perform under the terms of the Purchase Agreement.

The opinions above are subject to the following additional assumptions, exceptions, qualifications and limitations:

A.

No opinion is expressed herein as to the ability of any party to any document referred to herein to collect attorneys’ fees and costs in an action involving the documents referred to herein if such party is not the prevailing party in such action or to the extent such fees and costs are greater than such reasonable fees and costs as may be determined by a court.

B.

I express no opinion as to the provisions of the Agreements designating governing law, and I assume for purposes of this opinion that the Agreements will be governed by New York law, without regard to its conflicts of laws principles.

C.

I express no opinion as to the remedies available to the parties for nonmaterial violations or breaches of the Agreements and other documents referred to herein.

D.

Waivers of vaguely or broadly stated rights or future rights may be deemed unenforceable under applicable law, and provisions that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy or that the election of some particular remedy or remedies does not preclude recourse to one or more other remedies may also be unenforceable.

E.

I have assumed for purposes of this opinion that (l) the Agreements correctly and completely set forth the intent of all parties thereto; (2) the execution and delivery of the Agreements are free of mutual mistake, fraud, misrepresentation, criminal activity, undue influence or duress.

F.

I have assumed that all parties to the Agreements other than Countrywide have all requisite power and authority to execute, deliver and perform their respective obligations under each of the Agreements, and that the Agreements have been duly authorized by all necessary corporate action on the part of such parties, have been executed and delivered by such parties and constitute the legal, valid and binding obligations of such parties.

G.

My opinion expressed in paragraph 3 above is subject to the qualifications that (i) the enforceability of the Agreements may be limited by the effect of laws relating to (l) bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers, and (2) general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Agreements and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as such principles relate to, limit or affect the enforcement of creditors’ rights generally and the discretion of the court before which any proceeding for such enforcement may be brought; and (ii) I express no opinion herein with respect to the validity, legality, binding effect or enforceability of provisions for indemnification in the Agreements to the extent such provisions may be held to be unenforceable as contrary to public policy.

H.

I have assumed, without independent check or certification, that there are no agreements or understandings among Countrywide, the Purchaser and any other party which would expand, modify or otherwise affect the terms of the documents described herein or the respective rights or obligations of the parties thereunder.

I.

I express no opinion as to any provision of the Agreements requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

J.

I express no opinion as to the applicability or effect of compliance by the parties other than Countrywide with any state or federal laws applicable to the transactions contemplated by the Agreements because of the nature of such party’s business.

K.

The qualification of any opinion or statement herein by the use of the words “to the best of my knowledge” or “known to me” means that, during the course of my employment by Countrywide in connection with the Agreements, no information has come to my attention which gives me actual knowledge of the existence of the matters, actions, proceedings, items, documents or facts so qualified.  However, I have not undertaken any independent investigation or inquiry to determine the existence of such matters, actions, proceedings, items, documents or facts and no inference as to my knowledge thereof shall be drawn from the fact of my employment by any party.

I am admitted to practice in the State of California, and, except as set forth below, I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of California and the Federal laws of the United States of America.  Insofar as the opinions expressed in paragraphs 1 through 5 above relate to matters that are governed by the laws of the State of New York, I am generally familiar with the laws of the State of New York as they relate to corporate organization, and for the limited purpose of the opinions set forth in paragraphs 1 and 2 above, I do not feel it is necessary to consult with New York counsel.  This opinion is limited to such laws as they presently exist, to present judicial interpretations thereof and to the facts as they presently exist or are contemplated by the Agreements.  In rendering this opinion, I assume no obligation to revise or supplement this opinion should the present laws of the jurisdictions mentioned herein be changed by legislative actions, judicial decisions or otherwise. This opinion is rendered as of the date hereof, and I express no opinion as to, and disclaim any undertaking or obligation to update this opinion in respect of, changes of circumstances or events which occur subsequent to this date.

This opinion is furnished to you in connection with the Agreements and the transactions contemplated thereby and, except as provided below, may not be relied upon by any other person or by you in any other context without my prior written consent.  This opinion may not be included in any other document or quoted or otherwise referred to in whole or in part without my prior written consent, except that I understand you will be delivering a copy of this letter to your Counsel, and I consent to their reliance on this letter for such purposes.

Very truly yours,

EXHIBIT J

FORM OF SECURITY RELEASE CERTIFICATION

I. Release of Security Interest

___________________________, hereby relinquishes any and all right, title and interest it may have in and to the Mortgage Loans described in Exhibit A attached hereto upon purchase thereof by DB Structured Products, Inc. from Countrywide named below pursuant to that certain Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of May 1, 2004, as amended and restated to an including August 1, 2005, as of the date and time of receipt by ______________________________ of $__________ for such Mortgage Loans (the “Date and Time of Sale”), and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to Countrywide named below or its designees as of the Date and Time of Sale.

Name and Address of Financial Institution

(Name)

(Address)

By:

II. Certification of Release

Countrywide named below hereby certifies to DB Structured Products, Inc. that, as of the Date and Time of Sale of the above mentioned Mortgage Loans to DB Structured Products, Inc., the security interests in the Mortgage Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Mortgage Loans. Countrywide warrants that, as of such time, there are and will be no other Countrywide security interests affecting any or all of such Mortgage Loans.

COUNTRYWIDE HOME LOANS, INC.  Countrywide

By: Name:  Title:

EXHIBIT K

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by Countrywide or delivered to the Custodian:

1

Collateral Documents.

2

Residential loan application,

3

Mortgage Loan closing statement.

4

Verification of employment and income, if required pursuant to the related Mortgage Loan’s origination program.

5

Mortgagor’s Credit report.

6

Residential appraisal report.

7

Photograph of the Mortgaged Property.

8

Survey of the Mortgaged Property, if available and if applicable.

9

Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

10

All disclosure statements required by applicable law.

11

If available, termite report, structural engineer’s report, water potability and septic certification.

12

Sales contract, if available and if applicable.

13

Hazard insurance policy.

14

Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

15

Amortization schedule, if available.

16

Payment history for Mortgage Loans that have been closed for more than ninety

(90) days, if applicable and if available.

EXHIBIT L

FORM OF MONTHLY SERVICER’S REPORT

Field Description

ME_AS_OF_DATE Cut off date of report (required field)

INV_NUMBER  Investor Number

SERVICER_ID   Servicer loan number

SELLER_LOANID Seller loan number (required field)

INTEREST_RATE Gross interest rate on loan as of end of month being reported

PRIN_INT_PYMT P&I on loan as of end of month being reported

BEG_UPB_ACT   Beginning actual balance

BEG_UPB_SCH   Beginning scheduled balance

END_UPB_ACT   Ending actual balance

END_UPB_SCH   Ending scheduled balance

PAID_THRU_DATE   Paid through date of the loan (required field)

NEXT_DUE_DATE Next due date at end of month being reported (requried field)

DAYS_DELQ    Days delinquent at end of month being reported

PIF_DATE    Payoff date (required field) P

RIN_AMT_SCH   Scheduled principal remitted to DB

CURTAILMENT Curtailment remitted to DB (required field)

INT_AMT_SCH Scheduled interest remitted to DB

PREPAY_PENALTY_AMT PPP remitted to

DB STATUS Status of loan as of end of month being reported;

“BKCY”

= loan is in bankruptcy (chapter given by “BKCY_CHAPTER” field; “FBRE” = loan is on a forbearance plan; “FCLS” = loan is in foreclosure; “REO” = loan is in REO (required field)

TOT_REMIT Loan level total amount remitted to DB